UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.       )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

SunLink Health Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SUNLINK HEALTH SYSTEMS, INC.

900 Circle 75 Parkway, Suite 1120

Atlanta, Georgia 30339

September 29, 2015

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders which will be held at 10:00 a.m., local time, on Monday, November 9, 2015, at the Hyatt House Hotel, 3595 Cumberland Blvd. SE, Atlanta, Georgia 30339.

The accompanying Notice of the Annual Meeting and Proxy Statement contain detailed information concerning the matters to be considered and acted upon at the meeting. The Company’s 2015 Annual Report to Shareholders is also enclosed.

We hope you will be able to attend the meeting.

Shareholders of record at the close of business on September 28, 2015 are entitled to vote at the annual meeting. Whether or not you plan to attend the meeting, we encourage you to read the Proxy Statement and vote as soon as possible. You may vote:

•	by following the Internet voting procedures described in these Proxy Materials;

•	by following the telephone voting procedures described in these Proxy Materials; or

•	by executing and returning the enclosed proxy card at your earliest convenience to ensure representation at the meeting.

Whether or not you plan to attend the meeting, please execute and return the enclosed proxy card at your earliest convenience to ensure representation at the meeting or vote via telephone or the Internet. If you later find you can attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

Sincerely,

ROBERT M. THORNTON, JR.

President and Chief Executive Officer

SUNLINK HEALTH SYSTEMS, INC.

900 Circle 75 Parkway, Suite 1120

Atlanta, Georgia 30339

NOTICE OF 2015 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 9, 2015

To the Shareholders of

SUNLINK HEALTH SYSTEMS, INC.:

The Annual Meeting of Shareholders of SUNLINK HEALTH SYSTEMS, INC. will be held at 10:00 a.m., local time, on Monday, November 9, 2015, at the Hyatt House Hotel, 3595 Cumberland Blvd. SE, Atlanta, Georgia 30339, for the purpose of considering and voting upon:

1.	The election of three (3) members of the Board of Directors named in the Proxy Statement for a term of two (2) years, and until their successors are elected and qualified;

2.	To take a non-binding advisory vote on the compensation program for the Company’s named executive officers, as disclosed in the Executive Compensation section of the Proxy Statement (a “say-on-pay” vote). The Board recommends that shareholders approve the compensation program, as set forth in the proposal;

3.	To take a non-binding advisory vote on how frequently shareholders will be provided a “say-on-pay” vote (a “say-on-frequency” vote). You have the opportunity to request a “say-on-pay” vote every year, every two years, or every three years, or abstain from voting on the matter completely. The board of directors recommends that shareholders vote in favor of a “say-on-pay” vote every two years;

4.	The ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for fiscal year 2016; and

To transact such other business that may properly come before the meeting.

Holders of record of the common shares of SunLink at the close of business on September 28, 2015 will be entitled to notice of and to vote at the meeting. You may vote by mail, telephone or the Internet to the extent described in the Company’s Proxy Statement. Internet and telephone voting for holders of record will conclude on the Sunday prior to the meeting.

Audited financial statements for the year ended June 30, 2015 and the related Management’s Discussion and Analysis of Financial Condition and Results of Operations are included in our Form 10-K, such portions of which are also contained in the Annual Report included with this communication.

To attend the annual meeting you must have valid proof of identification and other proof of beneficial ownership of SunLink Health Systems, Inc. common shares (such as a brokerage statement reflecting your stock ownership) as of September 28, 2015.

Whether or not you expect to be present, please mark, sign, date, and return the enclosed proxy promptly in the envelope provided, or vote via telephone or the Internet. Giving the proxy will not affect your right to vote in person if you attend the meeting.

By order of the Board of Directors of

SunLink Health Systems, Inc.

/s/ JAMES J. MULLIGAN
James J. Mulligan
Secretary
September 29, 2015

SUNLINK HEALTH SYSTEMS, INC.

900 Circle 75 Parkway, Suite 1120

Atlanta, Georgia 30339

PROXY STATEMENT

FOR 2015 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

We are providing these Proxy Materials to you in connection with the solicitation of proxies by the board of directors of SunLink Health Systems, Inc. for the 2015 Annual Meeting of Shareholders and for any adjournment or postponement of the annual meeting. In this Proxy Statement, we refer to SunLink Health Systems, Inc. as “SunLink,” the “Company,” “we” or “us.”

We are holding the annual meeting at 10:00 a.m. local time, on Monday, November 9, 2015, at the Hyatt House Hotel, 3595 Cumberland Blvd. SE, Atlanta, Georgia 30339.

These Proxy Materials include:

•	Our Proxy Statement for the annual meeting; and

•	Our 2015 Annual Report to Shareholders, which includes our audited consolidated financial statements.

All shareholders will have the ability to access the Proxy Materials on a website referred to in these Proxy Materials.

We intend to mail this Proxy Statement and a proxy card to shareholders starting on or about October 2, 2015.

ABOUT THE MEETING

At our annual meeting, our shareholders will act upon the matters outlined in the accompanying notice of meeting. The scheduled matters to be acted upon at the 2015 annual meeting are the election of three (3) members of the board of directors named in the Proxy Statement, a non-binding advisory vote on the compensation program for the Company’s named executive officers (a “say-on-pay” vote), a non-binding advisory vote on how frequently shareholders will be provided a “say-on-pay” vote (a “say-on-frequency” vote), and the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for fiscal year 2016. In addition, our management will report on our performance during fiscal year 2015.

VOTING INFORMATION

All shares represented by properly executed proxies received by the board of directors pursuant to this solicitation will be voted in accordance with the shareholder’s directions specified in the applicable voting instructions or proxy card. If no directions have been specified during Internet or telephone voting or by marking the appropriate places on the physical proxy card, the shares will be voted in accordance with the board’s recommendations which are:

•	FOR the election of each of the director nominees as directors of the Company for a term of two (2) years, and until their successors are elected and qualified.

•	FOR the compensation of our named executive officers as disclosed in this Proxy Statement.

•	FOR the “2 Years” “say-on-frequency” alternative set out in the proxy card.

•	FOR the ratification of the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for fiscal year 2016.

A shareholder signing and returning a proxy has power to revoke it at any time prior to its exercise by delivering to the Company a later-dated proxy or by giving notice to the Company in writing or at the meeting, but without affecting any vote previously taken.

Record Date

You may vote all shares that you owned as of September 28, 2015, which is the record date for the annual meeting. On September 28, 2015, we had 9,443,408 common shares outstanding. Each common share is entitled to one (1) vote on each matter properly brought before the meeting.

Ownership Of Shares

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these Proxy Materials directly to you. As the holder of record, you have the right to give your proxy directly to us, give your voting instructions by telephone or by the Internet directly to us, or vote in person at the annual meeting. If you hold your shares in a brokerage account or through a bank or other holder of record, you hold the shares in “street name,” and your broker, bank or other holder of record is sending these Proxy Materials to you. As a holder in street name, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form as provided to you by your broker or other person who is the holder of record, or if such Internet or telephone access is provided to you by such holder of record, by following the directions to provide your instructions to the record holder via the Internet or by telephone. Regardless of how you hold your shares, we invite you to attend the annual meeting.

Electronic Availability

In compliance with the proxy rules promulgated by Untied States Securities and Exchange Commission (“SEC”), our Proxy Statement and Annual Report to Shareholders are available over the Internet at www.proxyvote.com, a website established specifically for access to such materials. Such materials are also available on the Company’s website at www.sunlinkhealth.com.

How To Vote

Your Vote Is Important. We encourage you to vote promptly. Internet and telephone voting is available through 11:59 p.m. local time on Sunday, November 8, 2015 for all shares held of record. Depending on whether you are a record holder of your shares, or whether you hold your shares in “street name”, you may vote by any of the means described below.

Voting Procedures for Holders of Record

If you are a holder of record, you may vote your shares by any of the following methods:

By Telephone: If you are a holder of record located in the U.S., you can vote your shares by calling the toll-free telephone number provided on your proxy card. Holders of record may vote by telephone 24 hours a day. Our telephone voting system has easy-to-follow instructions and allows record holders to confirm that the system has properly recorded their votes. If you vote by telephone, you do not need to return your proxy card.

By Internet: If you are a holder of record you can also vote your shares by using the Internet. Your proxy card indicates the website you need to access for Internet voting. Holders of record may vote on the Internet 24 hours a day. As with telephone voting, you will be able to confirm that the system has properly recorded your votes. If you vote by Internet, you do not need to return your proxy card.

By Mail: If you are a holder of record, you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope.

At The Annual Meeting: You may vote in person at the Annual Meeting. If you vote your shares now, it will not limit your right to change your vote at the annual meeting if you attend in person.

Voting Procedures for Beneficial Holders

If you hold your shares in “street name”, you may vote your shares by any of the following methods:

By Telephone/Internet: The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive.

By Mail: If you hold your shares in street name, please complete and mail the voting instruction card you receive from your broker, bank or other holder of record.

At The Annual Meeting: You may vote in person at the Annual Meeting. If you hold your shares in street name, you must obtain a proxy, executed in your favor, from the holder of record if you wish to vote your shares in person at the annual meeting.

Broker Vote On Election Of Directors, Routine And Non-Routine Proposals —A “broker non-vote” occurs when a broker holding your shares in street name does not vote on a particular matter because you did not provide the broker voting instructions and the broker lacks discretionary voting authority to vote the shares because the matter is non-routine or fails to exercise such authority. New York Stock Exchange (NYSE) Rule 452 and Section 402.8 of the NYSE Listed Company Manual which regulate broker voting in connection with certain listed companies, including companies listed on the NYSE MKT, LLC equities exchange (“NYSE MKT”), prohibit broker discretionary voting on a variety of matters, including, but not limited to, the election of directors for shares held in client accounts when the broker has not timely received voting instructions from the client. Rule 452 and Section 402.08 prohibit broker discretionary voting upon matters related to executive compensation, including, but not limited to, advisory votes on approval of compensation and the frequency of such advisory votes.

If you hold your shares in a bank or brokerage account, you should be aware that if you fail to instruct your bank or broker how to vote within ten (10) days of the meeting, the bank or broker is not permitted to vote your shares in its discretion on your behalf for the election of directors, but is permitted to vote your shares in its discretion on your behalf on routine items.

NYSE MKT rules also determine whether proposals presented at the shareholder meetings are routine or not routine. If your holdings of our common shares are held by a broker in street name (which means your shares are registered in the name of your broker or other nominee), under the rules of the NYSE your broker may vote your shares on certain routine matters, other than the election of directors and compensation matter, if you do not provide your broker with voting instructions. The ratification of the selection of our independent registered public accountants is considered a routine matter upon which brokerage firms may vote on behalf of their clients if no voting instructions are provided.

While banks and brokers have historically cast their votes on routine items in support of management’s recommendations in the absence of instructions from their clients, some firms are now casting uninstructed votes in the same proportion as their clients’ instructed votes, giving, in effect, investors who provide voting instructions to brokers an opportunity to disproportionately influence the outcome of proxy voting.

If you want to ensure that your shares are voted in accordance with your wishes on Proposals 1, 2, 3 and 4, you should complete and return your voting instruction form before October 30, 2015.

Revocation Of Proxies: All shares that have been properly voted and not revoked will be voted at the meeting. If you sign and return your proxy card without any voting instructions, your shares will be voted as the board of directors recommends.

Holders of Record

You can revoke your proxy at any time before your shares are voted if you: (1) submit a written revocation to our Secretary; (2) submit a later-dated proxy; (3) provide subsequent telephone or Internet voting instructions within the time permitted for such voting methods; or (4) vote in person at the meeting.

Beneficial Holders

If you are a beneficial holder you can revoke your proxy at any time before your shares are voted if you (1) cause the record holder to submit a written revocation to our Secretary; (2) cause the record holder to submit a later dated proxy if you timely provide updated voting instructions to such holder by mail or by Internet or telephone voting if provided by the recordholder; or (3) vote your shares in person at the annual meeting through a proxy, executed in your favor, from the holder of record.

Quorum And Required Vote

Quorum: We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the shares that are entitled to vote are present at the meeting, either in person or by proxy.

Votes Required: To elect directors a plurality of the votes cast is required. The “say-on-pay” proposal will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal. Shareholders are not voting to require that the say-on-pay vote be held every two years, only to express a non-binding preference for how often the say-on-pay vote should be held. The Company will take into consideration the shareholder vote on each of the alternatives set forth in the proxy card with respect to that Proposal. To ratify the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for fiscal 2016 a majority of votes cast is required.

How We Count Votes: Abstentions will be counted for purposes of determining the presence or absence of a quorum. In the case of Proposal 1 (Election of Directors), Proposal 2 (the “say on pay” vote), Proposal 3 (the “say-on-frequency” vote), and Proposal 4 (Ratification of the Selection of Independent Registered Public Accountants), abstentions will not change the number of votes cast for or against these proposals and therefore will have no effect on the approval of these proposals.

CORPORATE GOVERNANCE

Our business is managed by the Company’s employees under the direction and oversight of the board of directors. Except for Mr. Thornton, none of our board members is an employee of the Company. The board limits membership on the audit committee, the executive compensation committee (referred to in this Proxy Statement as the “compensation committee”) and the strategic planning committee to independent non-management directors. We keep board members informed of our business through discussions with management, materials we provide to them, visits to our offices and facilities, and their participation in board and board committee meetings.

The board of directors has adopted charters for the standing board committees (other than the executive committee), resolutions governing the process for identification and nomination of candidates for the board, and the Company’s code of ethics, known as the SunLink Health Systems, Inc. Code of Conduct. These documents, together with the Company’s Articles of Incorporation and Code of Regulations, provide the framework for the governance of the Company. Our Code of Conduct is applicable to our directors and our employees, including our principal executive officer and principal financial officer. Members of our board are required to certify compliance with our Code of Conduct. Any amendment to or waiver of our Code of Conduct for any board member, our chief executive officer, our chief financial officer or any other executive officer as well as our comptroller and any other similar accounting officer will be disclosed on our website, www.sunlinkhealth.com.

A complete copy of the charters of the board committees, the resolutions governing the process for identification and nomination of candidates for the board and the Code of Conduct for employees, as in effect from time-to-time, may be found on the Company’s website at www.sunlinkhealth.com. Copies of these materials are also available to shareholders without charge upon written request to the Secretary of the Company.

The board intends to review the Company’s corporate governance principles, charters, Code of Conduct and other aspects of governance annually or more often if necessary, to remain current in all aspects of corporate governance. The board has also adopted a policy to self-evaluate its performance and that of each of its committees on an annual basis.

Summary Of The Corporate Governance Principles

Board Leadership Structure

Our Company is led by Mr. Robert M. Thornton, Jr. who has served as chief executive officer and chairman of the board of directors since 1998. We combine this traditional leadership structure with a board structure in which our non-management directors meet regularly outside of the presence of Mr. Thornton. We believe this structure currently works best for the Company by providing us with the benefits of a single person setting the tone and having primary responsibility for managing our operations and provides clear leadership. At the same time, by having a board which is composed mainly of independent directors, including former CEOs, individuals with healthcare industry operating experience, and diverse other talents, we believe we have created a board that is collegial, well versed in board processes and the duties of the committees on which they sit, and well engaged in their responsibilities. The board believes its members have no reticence about forcefully expressing their views while at the same time fully and fairly considering the views of their fellow directors, and that the members of the board have the experience and ability to critically evaluate the performance of our Chairman and CEO in implementing the strategic, as well as day to day, goals of the Company. Although the board periodically evaluates alternative board governance models and refinements to the existing structure, it believes, after assessing the current service of the Company’s Chairman and CEO and the current composition of the board, that the current board leadership structure is appropriate for the Company.

Independence

The board of directors is required to consist of a majority of independent, non-management directors who meet the criteria for independence required by NYSE MKT. Under such rules, a director is independent if he or she does not have a material relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board annually evaluates each board member’s independence.

The board of directors has determined that, as of September 28, 2015 six (6) of the Company’s seven (7) incumbent directors are independent under these guidelines: Ms. Brenner and Messrs. Baileys, Burleson, Ford, Mills and Turner. Mr. Thornton, as a management director, also participates in the board’s activities and provides valuable insights and advice. Each member of our audit and compensation committees is an independent director both under the general definition for board independence as well as any separate independence criteria for service on the applicable committee whether required by the SEC, NYSE MKT or SunLink. Independence requirements for committee service are set forth in the respective committee charters.

The non-management directors meet periodically in executive session without the management director present. The executive sessions of non-management directors are presided over by the director who is the chairperson of the committee responsible for the issue being discussed. General discussions, such as the review of the Company’s overall performance, are presided over by the chairperson or a director elected by a majority of the non-management directors.

Role of the Board in Risk Oversight

The business of the Company is managed by the Company’s employees under the direction and oversight of the board. Among the oversight activities of the board is the broad oversight of risk. Risk is inherent is virtually every business activity. Accordingly, the board’s primary role with respect to risk is to ensure that the Company’s management implements appropriate procedures designed to identify and, where possible, quantify and/or mitigate risks. The board administers its risk oversight function both at a board level and through its various committees. Our board committees consider, among other things, risk issues within their areas of responsibilities. For example: The audit committee oversees the accounting and financial reporting process, the adequacy of our risk-related internal financial controls, internal audit, the impact of risks on our current financial position, and related compliance matters. The compensation committee oversees the annual performance evaluations of executive management, succession planning, and the evaluation of risks that may be implicated by the Company’s compensation structure. The responsibilities of the individual committees are discussed in greater detail elsewhere in this Proxy Statement.

Business Combinations

In the event SunLink receives any formal written offer to purchase more than 20% of the Company’s outstanding common shares, such proposal is required to be evaluated by the board of directors, who have delegated the evaluation of such offer(s) to the strategic planning committee of the board of directors. Such committee is required to be comprised of a majority of independent directors and currently is comprised solely of outside directors. The committee has established three criteria for any takeover proposal it considers: (1) adequate price, including in light of the limited trading market for the Company’s common shares, (2) certainty of financing, and (3) minimum execution risk. The strategic planning committee may retain such legal and financial advisors as it may deem necessary to advise it and the board in respect of any offer or other proposal.

In the event of any proposed business combination involving SunLink, the compensation committee is authorized to retain an independent financial advisor to evaluate and make recommendations to the compensation committee concerning any severance or retention package proposed for any of SunLink’s officers or directors in connection with any proposed business combination. The compensation committee will evaluate any such proposals in light of existing severance benefits and the financial effect of any existing or additional benefits.

Director Share Ownership

SunLink believes that each director should have a personal investment in the Company. Each outside director (or future outside director, as the case may be) is required to own at least one thousand (1,000) common shares of SunLink. Each outside director (or future outside director, as the case may be) must maintain ownership of such number of common shares until such outside director ceases to serve as a member of the board. Each of our incumbent directors has complied with such ownership requirement since at least July 1, 2008.

Annual Meeting Attendance

The board of directors encourages all of its members to attend the annual meeting of shareholders. In November 2014, all director nominees and all continuing directors were personally present at the annual meeting of shareholders, except Mr. Mills who attended by teleconference.

Communications By And With Directors

In connection with the proper discharge of their duties, our independent non-management directors have access to individual members of management or to other employees of the Company on a confidential basis. Likewise, in connection with the discharge of their duties, non-management directors—as authorized by the board or a committee thereof—also have access to Company records and files, and our directors may contact other directors without informing Company management of the purpose or even the fact of such contact.

The board of directors has provided a means by which shareholders, employees or other interested persons may send communications to the board or to individual members of the board. Such communications should be directed to the Secretary of the Company and should be addressed to SunLink Health Systems, Inc., Office of Corporate Secretary, 900 Circle 75 Parkway, Suite 1120, Atlanta, Georgia 30339. Our corporate secretary will forward communications to the intended recipients. However, unsolicited advertisements or invitations to conferences or promotional material, in the discretion of the Secretary or his designee, may not be forwarded to the directors.

If a shareholder wishes to communicate to the chairperson of the audit committee about a concern relating to the Company’s financial statements, accounting practices or internal controls, the concern should be submitted in writing to the chairperson of the audit committee in care of the Company’s Secretary at our headquarters address. If the concern relates to the Company’s governance practices, business ethics or corporate conduct, the concern likewise should be submitted in writing to the chairperson of the audit committee in care of the Company’s Secretary at our headquarters address. If the shareholder is unsure as to which category his or her concern relates, he or she may communicate it to any one of the independent directors in care of the Company’s Secretary.

The Company’s “whistleblower” policy prohibits the Company or any of its employees from retaliating or taking any adverse action against anyone for raising a concern. If a shareholder or employee nonetheless prefers to raise his or her concern in a confidential or anonymous manner, the concern may be directed to the Compliance Committee Chairman at the Company’s headquarters or by telephone at 1-866-244-5952. The officer responsible for such services or his designee will refer the concern to the compliance committee or, if appropriate, the chairperson of the audit committee to ensure that the matter is properly investigated.

Related Party Transactions

The Company is subject to a variety of prohibitions on, or approval procedures with respect to, related party transactions.

First, the Company is subject to certain NYSE MKT requirements which require shareholder approval of certain related party transactions. Second, the Company’s Code of Conduct prohibits related party transactions which could give rise to a conflict of interest including, but not limited to, employment by third parties that do business with the Company; conducting business, not on behalf of the Company, with the Company’s vendors, suppliers, and contractors; representing the Company in any transaction where such person representing the Company has a substantial personal interest; disclosure or use of confidential or inside information about the Company for personal gain; competition with the Company in any purchase, sale or ownership of property, property rights or interests; performing services for vendors or competitors of the Company; service on any board of directors or trustees that might conflict with the Company’s interests and; the acceptance of any faculty or speaker positions and any honoraria in connection therewith. A related party transaction must be approved by the Company’s compliance committee, or, in the case of a member of the board of directors and/or an executive officer, such related party transaction must be approved by the Company’s audit committee, with such action reported to the Company’s independent directors. To assist in identifying related party transactions, each director and officer is required, annually, to submit a Conflict of Interest Disclosure Statement. We have not adopted formal standards for the approval of related party transactions, but instead the compliance committee reviews these transactions on a case-by-case basis and may approve such transactions that are in, or not inconsistent with, the best interests of the Company and its shareholders.

BENEFICIAL OWNERSHIP OF OUR COMMON SHARES

Common Shares Owned By Management And Certain Beneficial Owners

The following table sets forth, as of September 28, 2015 (unless otherwise indicated in the footnotes), certain information with respect to our common shares owned beneficially by each director, by each nominee for election as a director, by each “named executive officer”, by all directors, nominees and named executive officers as a group and by each person known by us to be a beneficial owner of more than 5% of our outstanding common shares. Except as noted in the footnotes, each of the persons listed has sole investment and voting power with respect to the common shares included in the table.

	Common Shares Beneficially Owned As of September 28, 2015
Name(1)	Number(2)		% of Class(3)
Robert M. Thornton, Jr. Director, Chairman, President and Chief Executive Officer	751,845	(4)	7.8

Mark J. Stockslager Chief Financial Officer and Principal Accounting Officer	163,264	(5)	1.7

Byron D. Finn President, SunLink ScriptsRx, LLC	0		*

Dr. Steven J. Baileys Director	1,231,234	(6)	13.0

Karen B. Brenner Director	200,152	(7)	2.1

Gene E. Burleson Director	121,100	(8)	1.3

C. Michael Ford Director	111,357	(8)	1.2

Howard E. Turner Director	456,215	(8)	4.8

Christopher H. B. Mills Director	1,761,299	(9)(10)	18.6

Berggruen Holdings North America Ltd.	704,039	(11)	7.5

GRT Capital Partners, LLC	504,209		5.3

Directors, Nominees and Executive Officers as a group (9 persons)	4,796,466	(12)	48.0

*	Less than 1%.

(1)	The address of the named director or officer is c/o SunLink Health Systems, Inc., 900 Circle 75 Parkway, Suite 1120, Atlanta, Georgia 30339.

(2)	Information with respect to beneficial ownership is based upon information furnished by each owner unless otherwise indicated. None of the shares beneficially owned by the named officers and directors are the subject of any pledge agreement or arrangement or margin account.

(3)	The percent of outstanding common shares owned is determined by assuming that in each case the person only, or group only, exercises his, her or its rights to purchase all of the common shares underlying options held by such person or group that are exercisable as of September 28, 2015, or that will become exercisable within 60 days after that date.

(4)	Includes 180,000 shares that may be acquired under options exercisable within 60 days of September 28, 2015. Also includes 233,384 shares owned by CareVest Capital, LLC (“CareVest”). Mr. Thornton owns 100% of the outstanding voting interests of CareVest.

(5)	Includes 60,000 shares that may be acquired under options exercisable within 60 days of September 28, 2015.

(6)	Includes 53,857 shares that may be acquired under options exercisable within 60 days of September 28, 2015. Also includes 574,602 shares held by Beilihis Investments, LLC (“Beilihis”), which is a private investment firm. Dr. Baileys is the managing member of Beilihis.

(7)	Includes 53,857 shares that may be acquired under options exercisable within 60 days of September 28, 2015. Also includes 112,034 shares held by Fortuna Asset Management, LLC (“Fortuna”), which is an investment advisory firm, or by Fortuna’s defined benefit plan. Ms. Brenner is the president of Fortuna. Ms. Brenner’s ownership information also includes 34,261 shares which are owned by Ms. Brenner and her immediate family and related entities.

(8)	Includes 53,857 shares that may be acquired under options exercisable within 60 days of September 28, 2015.

(9)	Includes 42,857 shares that may be acquired by Mr. Mills under options exercisable within 60 days of September 28, 2015.

(10)	The following information is based solely on the aggregate holdings as stated under a joint filing on a Schedule 13D dated December 18, 2006 by North Atlantic Value, LLP, Christopher H. B. Mills, American Opportunity Trust, John W. Gildea, Gildea Management Company and Axia Value Partners and information provided to us by Mr. Mills. Harwood Capital LLP, is a limited liability partnership organised under the laws of England with its principal office and business at 6 Stratton Street, London W1J 8LD England. Harwood Capital LLP is the investment manager to each of North Atlantic Smaller Companies Investment Trust Plc and Harwood Capital LLP’s private clients, and as such it has the authority to vote or dispose of the Company’s common shares owned by such entities. Mr Mills is a British citizen and Chief Executive Officer of Harwood Capital Management Limited, being the designated corporate member of Harwood Capital LLP. Mr. Mills is Chief Executive Officer, Investment Manager and Director of North Atlantic Smaller Companies Investment Trust Plc, an investment company organized under the laws of England with its principal office and business at 6 Stratton Street, London W1J 8LD England. The aggregate number and percentage of the outstanding common shares of the Company reported by Mr. Mills to be beneficially owned by North Atlantic Smaller Companies Investment Trust Plc, Harwood Capital LLP and Mr. Mills is as follows:

Group Member	Aggregate Number of Shares	Number of Shares: Sole Power to Vote	Number of Shares: Shared Power to Vote	Number of Shares: Sole Power to Dispose	Number of Shares: Shared Power to Dispose	Approximate Percentage
Harwood Capital LLP	318,442		318,442		318,442	3.4%
North Atlantic Smaller Companies Investment Trust Plc	1,400,000		1,400,000		1,400,000	14.8%
Christopher H. B. Mills	1,718,442		1,718,442		1,718,442	18.2%

(11)	Includes aggregate holdings under a joint filing on Schedule 13D dated March 25, 2008 by Berggruen Holdings North America Ltd., Medici I Investments Corp., Berggruen Holdings Ltd., Tarragona Trust,

Nicholas Berggruen, Resurgence Health Group, LLC, Philip H. Eastman and Anne S. Thompson. The following information is based solely on such filing. Berggruen Holdings North America Ltd., is a British Virgin Islands (“BVI”) international business company, with its principal office at 1114 Avenue of the Americas, 41st Floor, New York, New York, and is a direct, wholly owned subsidiary of Medici I Investments Corp., a BVI company, with its principal office at 1114 Avenue of the Americas, 41st Floor, New York, New York, which is a direct, wholly owned subsidiary of Berggruen Holdings Ltd., a BVI international business company (“Berggruen Holdings”) with its principal office at 1114 Avenue of the Americas, 41st Floor, New York, New York. All of the shares of Berggruen Holdings are owned by Tarragona Trust, a BVI trust (“Tarragona”) with its principal office at 9 Columbus Centre, Pelican Drive, Road Town, Tortola, British Virgin Islands. The trustee of Tarragona is Maitland Trustees Limited, a BVI corporation acting as an institutional trustee in the ordinary course of business. Mr. Berggruen is a U.S. citizen whose principal business address is 1114 Avenue of the Americas, 41st Floor, New York, New York. Mr. Berggruen is a director of Berggruen Holdings. Resurgence Health Group, LLC, a Georgia limited liability company (“Resurgence”) with its principal office at 1400 Buford Highway, Building R-3, Sugar Hill, Georgia. Mr. Eastman is a U.S. citizen whose principal business address is 1400 Buford Highway, Building R-3, Sugar Hill, Georgia. Mr. Eastman is the chief executive officer of Resurgence. Ms. Thompson is a U.S. citizen whose principal business address is 1400 Buford Highway, Building R-3, Sugar Hill, Georgia. Ms. Thompson is the chief operating officer of Resurgence.

(12)	Includes 552,142 shares that may be acquired under options exercisable within 60 days of September 28, 2015.

PROPOSAL 1 TO BE VOTED ON BY SHAREHOLDERS

Proposal 1—Election Of Directors

The Company’s board of directors is presently comprised of seven (7) members. One class of directors is normally elected at each annual meeting of shareholders for a term of two (2) years. At the 2015 annual meeting, shareholders will elect three (3) members to the board of directors who will hold office until the annual meeting of shareholders in 2017. The board of directors has nominated Robert M. Thornton, Jr., Dr. Steven J. Baileys and Gene E. Burleson for re-election as directors for terms of office of two (2) years, and until their successors are elected and qualified.

It is the intention of the proxy agents named in the proxy, unless otherwise directed, to vote such proxies for the election of Robert M. Thornton, Jr., Dr. Steven J. Baileys and Gene E. Burleson. Should any of such nominees be unable to accept the office of director, an eventuality which is not anticipated, proxies may be voted with discretionary authority for a substitute nominee or nominees designated by the board of directors.

The board of directors unanimously recommends a vote “FOR” the election of Robert M. Thornton, Jr., Dr. Steven J. Baileys and Gene E. Burleson.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

Identification Of Directors

The following table sets forth certain information about the nominees for election and the directors whose terms of office will continue after the meeting.

Current Nominees:	Name and Offices Presently Held with Company	Director Since
Robert M. Thornton, Jr.	Director, Chairman, President and Chief Executive Officer	1996
Dr. Steven J. Baileys	Director	2000
Gene E. Burleson	Director	2003

Directors Whose Term of Office Expires in 2016:	Name and Offices Presently Held with Company	Director Since
Karen B. Brenner	Director	1996
C. Michael Ford	Director	1999
Howard E. Turner	Director	1999
Christopher H. B. Mills	Director	2007

Certain information concerning each person listed in the above table, including his or her principal occupation for at least the last five (5) years, is set forth below.

Dr. Steven J. Baileys, 61, is a private investor and was Chairman of the Board of Directors of SafeGuard Health Enterprises, Inc., a public dental care benefits company, from July 1995 to June 2004. Dr. Baileys was Chief Executive Officer of SafeGuard from April 1995 to February 2000, its President from December 1981 until May 1997, and its Chief Operating Officer from December 1981 until April 1995. Dr. Baileys is licensed to practice dentistry in the State of California. Dr. Baileys was deemed qualified to serve on the board for the reasons set forth below under Director Qualifications, including his business experience set forth herein.

Karen B. Brenner, 62, has been President of Fortuna Asset Management, LLC, an investment advisory firm located in Newport Beach, California, since 2000. Fortuna Asset Management, LLC succeeded to the business of Fortuna Advisors, Inc., which Ms. Brenner formed and operated from 1993 to 2000. From 1996 to

1998 Ms. Brenner served on the Board of Directors of Data Design Labs. From 1984 to 1993, Ms. Brenner was a partner in Allen Brenner, a financial consulting firm. Prior to 1984, Ms. Brenner was a consultant in the health and medical division of Booz Allen Hamilton. Ms. Brenner was deemed qualified to serve on the board for the reasons set forth below under Director Qualifications, including her business experience set forth herein.

Gene E. Burleson, 74, is a private investor and was Chairman of PET DRx Corporation from June 2005 to July 1, 2010 and its Chief Executive Officer from October 2008 until its acquisition by VCA Antech in July 2010. Mr. Burleson was a director of HealthMont Inc. from September 2000 until its acquisition by SunLink in October 2003. Mr. Burleson served as Chairman of Mariner Post-Acute Network, Inc. from January 2000 to June 2002. Mr. Burleson was Chairman of the Board of GranCare Inc. from October 1990 to November 1997 and President and Chief Executive Officer of GranCare Inc. from December 1989 to February 1997. From June 1986 to March 1989 Mr. Burleson served as President, Chief Operating Officer and Director of American Medical International Inc. (“AMI”). Mr. Burleson served as Managing Director of AMI’s international operations from May 1981 to June 1986. Mr. Burleson was deemed qualified to serve on the board for the reasons set forth below under Director Qualifications, including his business experience set forth herein.

C. Michael Ford, 76, has been President of Ocmulgee Land Trust, Inc. since July 2011. Mr. Ford was the Chief Executive Officer of Newtown Macon, Inc. until March 31, 2014 and its Chief Financial Officer from October 2002 to November 2003. He was Chairman of the Board of In Home Health, Inc. from February 2000 to December 2000. Mr. Ford also served as Vice President of Development of Columbia/HCA Healthcare Corporation from September 1994 to September 1997, and was Vice President of Marketing of Meditrust Corp. from October 1993 to September 1994. Mr. Ford was deemed qualified to serve on the board for the reasons set forth below under Director Qualifications, including his business experience set forth herein.

Christopher H. B. Mills, 62, is a Director and the Chief Investment Officer of Harwood Capital Management and has served in such capacity since October 30, 2011. From January 1993 until October 2011, Mr. Mills was a Director and the Chief Investment Officer of J. O. Hambro. Mr. Mills also serves as the Managing Director/Investment Manager of North Atlantic Smaller Companies Investment Trust plc and Trident North Atlantic, positions he has held since 1998. From 1984 to 1993 Mr. Mills was a Director of MIM Management Limited. Mr. Mills was deemed qualified to serve on the board for the reasons set forth above under Director Qualifications, including his business experience set forth herein.

Robert M. Thornton, Jr., 66, has been Chairman and Chief Executive Officer of the Company since September 10, 1998, President since July 16, 1996 and was its Chief Financial Officer from July 18, 1997 through August 31, 2002. From October 1994 to the present, Mr. Thornton also has been a private investor and, since March 1995 has been Chairman and Chief Executive Officer of CareVest Capital, LLC, a private investment and management services firm. Mr. Thornton was a director of and held various executive offices with Hallmark Healthcare Corporation from October 1989 until Hallmark’s merger with Community Health Systems, Inc. in October 1994. Mr. Thornton was deemed qualified to serve on the board for the reasons set forth below under Director Qualifications, including his business experience set forth herein.

Howard E. Turner, 73, has been a partner in the law firm of Smith, Gambrell & Russell, LLP, since 1971. Mr. Turner has served in the past as a director of Avlease, Ltd., a lessor of large commercial aircraft and as an officer and director of Historic Motorsports Holdings, Ltd. Mr. Turner provides legal services to the Company through the law firm, Smith, Gambrell & Russell, LLP, as requested by the Company. Mr. Turner was deemed qualified to serve on the board for the reasons set forth below under Director Qualifications, including his business experience set forth herein.

Nominees For Election As Directors For A Two-Year Term Expiring In 2017

Nomination of Directors

We currently do not have a standing nominating committee. Our entire board of directors performs the functions of the nominating committee. Our board does not believe that it needs a separate nominating committee because the full board is comprised predominately of independent directors and has the time and resources to perform the function of selecting board nominees. When our board performs its nominating function, it acts in accordance with our Articles of Incorporation and Code of Regulations but does not have a separate charter related to the nomination process.

Director Qualifications

The board of directors concluded that each continuing director and each director nominated for re-election was qualified to serve as a director of SunLink and recommended the nominees for election or re-election at the current year’s annual meeting. No single factor was more important than any other factor in the evaluation of any director or selection of any director nominee and the board made its determination on the basis of its own experience and subjective evaluation of each individual, with reference to various objective criteria required by law or other regulatory requirements, including but not limited to independence requirements and stock exchange regulations, as well as the subjective criteria that each director has deemed desirable in evaluating nominations.

Each director nominated for re-election and each continuing director was deemed by the board to have: met applicable legal and regulatory definitions of independence where required for their service on the board or its committees excluding from such independence determination process only Mr. Thornton, the Company’s sole management director; met the criteria set forth in the Company’s corporate governance guidelines; a reputation for and to have displayed, personal integrity and judgment; achieved professional prominence in their business careers; manifested concern for the interests of the Company’s shareholders; sufficient time available for service on the SunLink board taking into account such person’s other professional and personal commitments; demonstrated a commitment to the Company based on their current and historical service to the Company as a director and/or as an executive officer of the Company; a general understanding of marketing, finance, and other disciplines relevant to the success of a publicly traded company in today’s business environment; and knowledge with respect to the current state of the Company based on their current and historical service to the Company as a director and/or as an executive officer of the Company.

Board members with long board service to the Company (Baileys, Brenner, Burleson, Ford, Thornton and Turner), prior experience in the healthcare services industry (Burleson, Ford and Thornton), current and prior experience providing legal services to clients in the healthcare industry (Turner), prior experience in businesses ancillary to the healthcare services industry ( Burleson, Ford and Thornton), or a combination thereof, as set forth in greater detail in their individual biographies, were deemed to have applicable industry or related industry experience relevant to the Company. Board members identified in greater detail in their individual biographies as having served as officers of other healthcare services providers (Burleson, Ford and Thornton) or a current officer of the Company (Thornton) were deemed to have had operational experience relevant to the Company. Directors identified elsewhere in this Proxy Statement in greater detail as serving on specific committees of the board were deemed to have experience in matters relevant to their current committee assignments including executive compensation (Baileys, Brenner, and Burleson), and financial expertise (Brenner and Ford). Each director is identified in greater detail in their biographies as an incumbent director of SunLink or as having served as an officer, director or both of one or more other public companies (Baileys, Burleson, Ford, Mills and Thornton) was deemed to have experience relevant to SunLink as a public company and to the discharge of the duties of such persons as directors of a public company. Each director with prior CEO experience (Baileys, Burleson and Ford) and corporate legal experience (Turner) was deemed to have experience relevant to their oversight of the Company’s management in general and its CEO in particular. Each director identified in their biography as having applicable healthcare services industry experience (Baileys, Burleson, Ford and Thornton), or healthcare legal experience (Turner) was deemed to have applicable industry regulatory experience. Each director identified as having experience in industries which are or have been highly competitive (all) or highly regulated, especially the financial services industries (Brenner and Mills), were deemed to have experience relevant to the Company in its own business which is both highly competitive as well as highly regulated. Each director was deemed of sufficient age and maturity to have accumulated the life experiences, viewpoints, and expertise necessary to perform the duties of a public company director, as well as being able to vigorously perform his or her duties as a director of the Company.

The board conceptualizes diversity expansively to include differences of viewpoint, professional experience, and skill sets, especially in matters of healthcare service operations and regulations, financing, marketing, and human resources, as well as a subjective determination of individual qualities, attributes, and differences. The board has taken into account the benefits of, but has not ascribed any specific weight to, or adopted any formal policy with respect to, matters of geographic and cultural background, race, and gender. The board evaluates each individual in the context of the board as a whole, with the objective of recommending a group that can best facilitate the success of SunLink’s business and represent shareholder interests through the exercise of sound judgment using its diversity of experience. The board evaluates each incumbent director to determine whether he or she should be nominated to stand for re-election, based on the types of criteria outlined above as well as the director’s contributions to the board during their current term. Because the assessment of the diversity of the board as well as the effectiveness of the current factors in achieving diversity from a variety of perspectives is based on the individual subjective evaluation of each of the board members, the Company does not engage in any formal benchmarking procedure.

Board Meetings

The board of directors held six (6) meetings during fiscal 2015. The board has four (4) standing committees: an executive committee, an audit committee, a compensation committee and a strategic planning committee. Each standing committee had the right to retain, in the fiscal year ended June 30, 2015, its own legal and other advisors. Except for Mr. Mills, all directors attended 75% or more of the meetings of the board of directors. All directors attended 75% or more of the meeting of the board committees on which they served in our fiscal year ended June 30, 2015.

Committees Of The Board Of Directors—Overview

Membership On Board Committees

This table lists the four (4) board committees in existence during our last fiscal year and the directors who currently serve on them and the number of committee meetings held in the fiscal year ended June 30, 2015.

Name	Audit	Compensation	Executive	Strategic
Dr. Baileys		●		C
Ms. Brenner	●	●	●
Mr. Burleson	●	C		●
Mr. Ford	C			●
Mr. Mills
Mr. Thornton			C
Mr. Turner			●
2015 Meetings	4	1	1	0

C	= Chairperson

●	= Member

Audit Committee

The audit committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by:

•	selecting the Company’s independent registered public accounting firm and evaluating the independence, performance, and continued retention of such accounting firm;

•	reviewing the Company’s auditing, accounting and financial reporting processes generally;

•	reviewing the Company’s systems of internal controls regarding finance, accounting, legal, and compliance that management and the board have established;

•	reviewing the integrity of the financial statements and other financial information provided by the Company to the Company’s shareholders, the general public and the SEC, including:

•	reviewing and discussing with management and the independent registered public accounting firm the financial statements to be included in our annual report on Form 10-K for filing with the SEC;

•	discussing with the independent registered public accounting firm the conduct of the audit, the adequacy and effectiveness of our accounting and financial controls, and the written disclosures required by Independence Standards Board Standard No. 1 regarding their independence;

•	meeting separately with the independent registered public accounting firm and with our internal auditors, as well as our management, to discuss the results of their audits; and

•	reviewing and discussing with management and the independent registered public accounting firm our interim financial statements as included in our quarterly reports;

•	reviewing the potential engagement of our independent registered public accounting firm for non-audit services prior to any such engagement and approving any such engagement;

•	reassessing annually the adequacy of the audit committee charter and recommending any proposed changes to the board for approval;

•	reporting to our board of directors the conclusions with respect to the matters that the audit committee has considered; and

•	examining such other areas or activities consistent with the audit committee charter, the Company’s Code of Regulations and governing law as the audit committee or board deem appropriate.

Our audit committee has adopted a procedure to receive allegations on any fraudulent accounting issues through a toll-free telephone number and email as set out in our Code of Conduct.

All three (3) members of the audit committee are independent as defined in Section 803(A) of the NYSE MKT Company Guide and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The board has also determined that Mr. Ford meets the requirements for being an “audit committee financial expert” pursuant to Section 407 of the Sarbanes-Oxley Act of 2002. Our audit committee charter is available on our website at www.sunlinkhealth.com.

Compensation Committee

Composition; Independence; Compensation Committee Interlocks And Insider Participation

Our compensation committee is composed entirely of independent members of the board of directors. All three (3) members of the compensation committee are independent, as defined in Section 803(A) of the NYSE MKT Company Guide and each of them qualifies as an “outside director” (as such term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder). Our compensation committee charter is available on our website at www.sunlinkhealth.com. No member of the committee is a current or former employee or officer of the Company or any of its affiliates.

Compensation Review Process; And Management Participation In Compensation Determinations

The compensation of our executive officers is determined by the compensation committee on an annual basis subject to minimum compensation pursuant to employment agreements and letters previously approved by the committee. Our compensation committee considers all elements of compensation in making its determinations. With respect to those executive officers who do not serve on our board of directors, our compensation committee also considers the recommendations of our chairman of the board and chief executive officer. The committee meets at various times during the year, and it also considers and takes action by written consent. The committee chairperson reports on committee actions and recommendations at board meetings.

Responsibilities

The compensation committee has the power and authority of the board to perform and performs the following duties and responsibilities:

•	Develops guidelines and, on an annual basis, reviews the compensation and performance of the Company’s senior executive officers; reviews and approves corporate goals relevant to the compensation of the chief executive officer; evaluates the chief executive officer’s performance in light of these goals and objectives; sets the chief executive officer’s compensation based on such evaluation; evaluates the performance of the Company’s senior executive officers and approves their annual compensation; and produces an annual report on executive compensation for inclusion in the Company’s annual proxy statement, in accordance with applicable rules and regulations;

•	Makes recommendations to the board with respect to incentive compensation plans and equity-based plans, and administers such plans by establishing criteria for granting of awards to the Company’s officers and other employees and reviews and approves the granting of awards in accordance with such criteria;

•	Reviews and approves plans for managerial succession of the Company;

•	Reviews director compensation levels and practices and recommends to the board, from time to time, changes in such compensation levels and practices (including retainers, meetings fees, committee fees, stock options and other similar items as appropriate);

•	Reviews and assesses the adequacy of the Compensation Committee Charter and recommends any proposed changes to the board for approval; and

•	Performs such other activities consistent with the Compensation Committee Charter, the Company’s Code of Regulations and governing law as the committee or the board deems appropriate.

Executive Committee

The executive committee is empowered to exercise all of the authority of the board of directors except as to matters not delegable to a committee under the General Corporation Law of Ohio.

Strategic Planning Committee

The strategic planning committee is empowered to, among other things, conduct periodic evaluations of the Company’s strategic alternatives. The committee has the power and authority of the board to perform and performs the following duties and responsibilities:

•	Recommends for board approval actions that address the Company’s strategic alternatives, including, but not limited to solicited and unsolicited takeover offers, possible acquisition targets, asset sales or major purchases;

•	Discusses with Company’s regular outside counsel or special counsel any legal matters that could reasonably be expected to have a material impact on the Company’s long-term strategies;

•	Evaluates performance of the committee; and

•	Reviews and assesses the committee charter and submits recommended changes to the board.

The strategic planning committee charter is available on our website at www.sunlinkhealth.com.

Nomination Procedures And Shareholder Nominations

The board does not have a nominating committee but has adopted a nominating resolution which provides that the Company believes it to be in its best interest and the best interest of its shareholders to authorize the entire board to identify and nominate, by majority vote of the entire board of directors then in office, directors to serve on the Company’s board so long as, pursuant to NYSE MKT rules, director nominees so selected are approved by a majority of the independent directors and, when vacancies occur on the board, the board seeks individuals qualified to become board members based on business experience, professional expertise, industry experience and diversity. Shareholders who wish to submit nominees for election at an annual or special meeting of shareholders should follow the procedure generally described in Requirements, Including Deadlines, For Submission Of Proxy Proposals, Nomination Of Directors And Other Business Of Shareholders on page 45 of this Proxy Statement and more particularly, in the Company’s Code of Regulations. The board of directors applies the same standards in considering candidates submitted by shareholders as it does in evaluating candidates submitted by members of the board of directors. The board does not have a separate policy with regard to the consideration of candidates recommended by shareholders other than the process provided in the nominating resolution.

COMPENSATION OF DIRECTORS

Management Directors

We do not pay directors who are also our employees any additional compensation for serving as a director, other than customary reimbursement of expenses.

Non-Management Directors

The Company believes that the compensation of non-management directors should be at a level which is sufficient to attract talented and diverse individuals to serve on the Company’s board of directors while, at the same time, avoiding compensation levels where the level of compensation might present the appearance of a potential lack of director independence. However, in recent years, the board of directors has limited director compensation in light of the Company’s recent financial performance to levels below those which the board would otherwise deem appropriate.

The following chart discloses the compensation of each non-management director for the fiscal year ended June 30, 2015:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Totals ($)
Dr. Steven J. Baileys	36,000	N/A	0	N/A	N/A	N/A	36,000
Karen B. Brenner	36,000	N/A	0	N/A	N/A	N/A	36,000
Gene E. Burleson	36,000	N/A	0	N/A	N/A	N/A	36,000
C. Michael Ford	36,000	N/A	0	N/A	N/A	N/A	36,000
Christopher H. B. Mills	36,000	N/A	0	N/A	N/A	N/A	36,000
Howard E. Turner(3)	36,000	N/A	0	N/A	N/A	N/A	36,000

(1)	Cash Compensation. Non-management directors receive a flat fee for director compensation of $36,000 per year, payable on a monthly basis in equal installments. We also reimburse customary expenses for attending board, committee and shareholder meetings.

(2)	Equity Compensation. Each non-employee director is eligible to participate in the 2011 Directors Stock Option Plan, and each award, if any, during fiscal 2015 was awarded under such plan. Although each non-employee director is technically eligible to participate in the Company’s 2001 Outside Directors’ Stock Ownership and Stock Option Plan and in the 2005 Equity Incentive Plan, the last shares available for new grants to directors under either such plan were utilized in 2005.

(3)	Other Arrangements. Mr. Turner is a partner of the law firm of Smith, Gambrell & Russell, LLP. Such law firm provided legal services to the Company in the fiscal year ended June 30, 2015 at customary rates and continues to provide such services to the Company in the fiscal year ending June 30, 2016.

The following chart discloses certain information with respect to stock awards and option awards held by each non-management director as of the fiscal year ended June 30, 2015:

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)(1)	Number of Securities Underlying Unexercised Options (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable	Unexercisable
Dr. Steven J. Baileys	5,500	—	—	9.63	11/10/2015	N/A	N/A	N/A	N/A
	5,500	—	—	6.55	05/15/2017
	4,857	—	—	8.00	09/23/2017
	10,000	—	—	1.67	11/10/2021
	20,000	—	—	1.22	09/05/2022
	3,000	—	—	0.71	09/16/2023

Karen B. Brenner	5,500	—	—	9.63	11/10/2015	N/A	N/A	N/A	N/A
	5,500	—	—	6.55	05/15/2017
	4,857	—	—	8.00	09/23/2017
	10,000	—	—	1.67	11/10/2021
	20,000	—	—	1.22	09/05/2022
	3,000	—	—	0.71	09/16/2023

Gene E. Burleson	5,500	—	—	9.63	11/10/2015	N/A	N/A	N/A	N/A
	5,500	—	—	6.55	05/15/2017
	4,857	—	—	8.00	09/23/2017
	10,000	—	—	1.67	11/10/2021
	20,000	—	—	1.22	09/05/2022
	3,000	—	—	0.71	09/16/2023

C. Michael Ford	5,500	—	—	9.63	11/10/2015	N/A	N/A	N/A	N/A
	5,500	—	—	6.55	05/15/2017
	4,857	—	—	8.00	09/23/2017
	10,000	—	—	1.67	11/10/2021
	20,000	—	—	1.22	09/05/2022
	3,000	—	—	0.71	09/16/2023

Christopher H. B. Mills	4,857	—	—	8.00	09/23/2017	N/A	N/A	N/A	N/A
	10,000	—	—	1.67	11/10/2021
	20,000	—	—	1.22	09/05/2022
	4,857	—	—	8.00	09/23/2017
	3,000	—	—	0.71	09/16/2023

Howard E. Turner	5,500	—	—	9.63	11/10/2015	N/A	N/A	N/A	N/A
	5,500	—	—	6.55	05/15/2017
	4,857	—	—	8.00	09/23/2017
	10,000	—	—	1.67	11/10/2021
	20,000	—	—	1.22	09/05/2022
	3,000	—	—	0.71	09/16/2023

(1)	Includes grants of options under the Company’s 2001 Outside Directors’ Stock Ownership and Stock Option Plan, the 2005 Equity Incentive Plan and the 2011 Directors Stock Option Plan.

(2)	If we grant stock awards in the future we will report the named director holding unvested securities, the vesting date for such securities and the number of securities vesting on the applicable date.

2016 Equity Compensation. For fiscal year 2016, the Company has made equity-based compensation awards pursuant to the 2005 Equity Incentive Plan to each of the directors (other than Mr. Thornton) in the amount of options for 5,000 shares each, all of which options vested as of the grant date of September 11, 2015 and have a term of ten years.

EXECUTIVE OFFICERS

Our executive officers, as of September 28, 2015, their positions with the Company or our subsidiaries, and the ages of such executive officers are as follows:

Name	Office	Age
Robert M. Thornton, Jr.	Director, Chairman of the Board of Directors, President and Chief Executive Officer	66
Mark J. Stockslager	Chief Financial Officer and Principal Accounting Officer	56
Byron D. Finn	President, SunLink ScriptsRx, LLC	65

Current Executive Officers

All of our executive officers hold office for an indefinite term, subject to the discretion of the board of directors.

Biographical information for our non-director executive officers is set forth below:

Mark J. Stockslager, 56, has been SunLink’s Chief Financial Officer since July 1, 2007. He was interim Chief Financial Officer from November 6, 2006 until June 30, 2007. He has been the Principal Accounting Officer since March 11, 1998 and was Corporate Controller from November 6, 1996 to June 4, 2007. He has been associated continuously with our accounting and finance operations since June 1988 and has held various positions, including Manager of U.S. Accounting, from June 1993 until November 1996. From June 1982 through May 1988, Mr. Stockslager was employed by Price Waterhouse & Co.

Byron D. Finn, 65, was named President of SunLink ScriptsRx, LLC on October 1, 2010. Prior to becoming President of SunLink Scripts, RX, LLC, Mr. Finn was President of Byron D. Finn, CPA, PC, which provided accounting, financial consulting and litigation support services for clients, including numerous healthcare clients. His experience also includes various positions with The Coca-Cola Company, where he served in a number of financial-related positions and in connection with special projects, and he was previously employed by Ernst & Young. Mr. Finn is a licensed CPA and received his BA in Business Administration and Master in Accountancy degrees from the University of Georgia.

EXECUTIVE COMPENSATION

Compensation Process

Compensation Review Process; Management Participation in Compensation Determinations; Delegation of Authority

The compensation of our executive officers is determined by the compensation committee of our board of directors on an annual basis subject to the provisions of employment agreements and employment letters. The committee considers all elements of compensation in making its determinations. With respect to those executive officers who do not serve on our board of directors, the committee also considers the recommendations of our chairman of the board and chief executive officer. The committee meets at various times during the year, and it also considers and takes action by written consent. The committee chair reports on committee actions and recommendations at board meetings.

Periodically, the committee conducts a review of the Company’s executive compensation program (the “Compensation Review”). The Compensation Review may include (a) an internal report evaluating executive compensation throughout the Company to review consistency and program effectiveness, (b) a report evaluating the competitiveness of executive compensation at the Company relative to other healthcare companies and public corporations employing similar executive talent, which report may be internally generated or produced by outside consultants or (c) both. As part of the evaluation process, the committee considers the recommendations of management; particularly the recommendation of the Company’s chief executive officer, in setting the compensation of the Company’s named executive officers.

The committee may delegate limited authority to the compensation and benefits group in SunLink’s human resources (HR) department to support the committee in its work and, in some cases, act pursuant to delegated authority to fulfill various functions in administering SunLink’s compensation programs.

Authority To Utilize Compensation Consultants

The compensation committee has the authority to engage and has in the past has engaged, outside advisers, experts, and others to assist it in various ways including providing it with comparative data. The compensation committee has established procedures that it considers adequate to ensure that advice to the committee remains objective and is not influenced by the Company’s management, including a direct reporting relationship of any compensation consultant to the committee. If the committee elects to engage any consultant, it is contemplated that under the terms of any agreement with any such consultant the committee will be able to contact the consultant without any interaction from Company management and the committee will require both the consultant and the Company to report any engagement of the consultant by the Company and the amount of fees paid or anticipated to be paid in connection with such engagement in order that the committee may evaluate the independence of such consultant in its role as the committee’s compensation consultant.

Compensation Disclosure And Analysis

This Compensation Disclosure and Analysis discusses components for the year ended June 30, 2015 (fiscal year 2015) and the other periods specified herein.

Objectives and Goals

We have five major objectives for the Company’s compensation structure:

1. Accountability Through Measurable Goals, through revenue and EBITDA goals and expense control measures, which align our compensation programs with internal financial objectives for revenue, EBITDA and cost control; and through repositioning goals for our business both internally and pursuant to strategic transactions, including the disposition of underperforming assets.

2. Congruence between Executive Pay and Business Performance, through compensation programs designed to reward high performance with high compensation over different time horizons.

3. External Competitiveness, through compensation programs that are intended to motivate management with compensation that takes into account relative compensation and performance within the healthcare industry and compensation relative to other companies of similar size and complexity and performance, as well as to promote management continuity and succession planning.

4. At Risk Compensation, through compensation programs that are intended to encourage strategic goals and provide continued “at risk” compensation, including when available and advisable equity-linked compensation programs, as well as a stock ownership requirement for our named executive officers (our NEOs).

5. Risk Appropriateness, through compensation programs that encourage boldness and innovation but do not encourage undue or excessive risk and do not sacrifice long term growth or goals for transient success. To achieve this goal, we seek to use compensation programs that balance short and long term incentives and which do not utilize open-ended incentives. We also do not utilize certain performance measures, which we believe could encourage undue risk taking. We consider adjusting targets when warranted by economic conditions or changes in the Company’s business strategy. We endeavor not to pay excessive compensation when macroeconomic conditions played a significant role in the Company’s success and conversely we endeavor not to overly penalize the Company’s officers when macroeconomic conditions have adversely affected the Company’s success; however, we do evaluate how the Company’s officers guide the Company in responding to macroeconomic challenges.

Use Of Compensation Consultants

During fiscal year 2015, the committee did not retain any compensation consultants or engage in any formal benchmarking.

Major Compensation Components

In fiscal 2015, the principal components of compensation for our executive officers were base salary and short-term incentives, generally in the form of cash bonus programs. We believe that the Company’s current goals are best met by utilizing an approach to compensation with these two (2) distinct elements.

Base Salaries. The Company’s base salaries are intended to be consistent with its understanding of competitive practices, levels of executive responsibility, qualifications necessary for the particular executive position and the expertise and experience of the executive officer. Salary adjustments reflect the compensation committee’s belief as to competitive trends, the performance of the individual and, to some extent, the overall financial condition of the Company.

Base salary amounts in fiscal year 2015 were unchanged from fiscal year 2014.

Base salaries for the Company’s named executive officers at June 30, 2015, effective from July 1, 2014, were as follows:

Name	Base Salary
Robert M. Thornton, Jr	$359,700
Mark J. Stockslager	$182,585
Byron D. Finn	$200,000

In setting base salaries for fiscal year 2015, the committee considered a number of factors including, but not limited to: the fact that no material adjustments were made to base compensation during fiscal 2014; the

Company’s performance in fiscal 2014; and the steps taken by the Company’s executive officers in fiscal 2014 to respond to the various events which have negatively impacted the Company’s business. The size of specific salary adjustments in fiscal 2015 also reflected the committee’s beliefs as to competitive trends, the performance of the individual, internal equity, the appropriateness of the rate at which adjustments should be made, and, to some extent, the overall financial condition of the Company. Individual variances also were based on the committee’s subjective evaluation of other factors including length of service in position, the extent of any difference between an officer’s base salary and the base salaries of other officers, the nature of an individual officer’s duties, and other factors which may have been deemed relevant by the individual members of the compensation committee.

During fiscal year 2015, the CEO, Mr. Thornton, was employed under an employment agreement which provided for an annual base salary of not less than $335,000. The compensation committee believes that, based in part on consultation with a compensation consulting firm at the end of fiscal year 2005, Mr. Thornton’s salary is on the low end of salaries for CEOs of regional hospital management companies.

Base salary amounts set for fiscal year 2016 were either unchanged or reflected only minor increases of 1.75% and 4.0% for Mr. Thornton and Mr. Stockslager, respectively from their respective base salaries for fiscal year 2015. Base salaries for the Company’s named executive officers effective from July 1, 2015, are as follows:

Name	Base Salary
Robert M. Thornton, Jr	$366,000
Mark J. Stockslager	$190,000
Byron D. Finn	$200,000

In setting base salaries for fiscal year 2016, the committee considered a number of factors including, but not limited to: the fact that no material adjustments were made to base compensation during fiscal 2015; the Company’s performance in fiscal 2015; and the steps taken by the Company’s executive officers in fiscal 2015 to achieve performance under the 2015 Bonus Plan. The size of specific salary adjustments for fiscal 2016 also reflected the committee’s beliefs as to competitive trends, the performance of the individual, internal equity, the appropriateness of the rate at which adjustments should be made, and, to some extent, the overall financial condition of the Company. Individual variances also were based on the committee’s subjective evaluation of other factors including length of service in position, the extent of any difference between an officer’s base salary and the base salaries of other officers, the nature of an individual officer’s duties, and other factors which may have been deemed relevant by the individual members of the compensation committee.

Short-Term Incentives

2015 Bonus Plan. For fiscal 2015, the compensation committee approved a single bonus plan with a pool thereunder in the amount of $382,000 (the “2015 Bonus Plan”). The 2015 Bonus Plan included participants in addition to the Company’s executive officers. Bonuses to executive officers under the 2015 Bonus Plan could not exceed the maximum annual amounts for fiscal year 2015 for which such officers are entitled to be considered under their employment or other agreements with the Company. Relative weighing among criteria and allocations were fixed in the Committee’s discretion based on the achievement of milestone and operating objectives, the identity of the plan participants and their relative responsibilities for achieving objectives. Milestone objectives again included the disposition of underperforming assets and a reduction in costs by deregistering under the Exchange Act. Operative objectives again included whether the Company achieved its budgeted consolidated and business line operating EBITDA and whether the Company obtained business line financing for one or more of the Company’s lines of business. The compensation committee retains full authority under the 2015 Bonus Plan to: determine the identity of participants to whom bonuses would be payable (if at all), to determine the amount of bonuses payable under the 2015 Plan (if at all), to determine whether objectives under the 2015 Bonus Plan were achieved, to add, modify or delete objectives under the 2015 Bonus Plan, and to determine the timing in whole or in part of payouts (if any) under the 2015 Bonus Plan.

In September 2015, the Compensation Committee met to determine whether bonuses should be paid under the 2015 Bonus Plan and, if so, in what amounts. The Committee considered management’s recommendations in light of the fact that the Company had achieved the following milestone objectives: (a) the sale of the Company’s Fulton Hospital, (b) the achievement of consolidated and business line EBITDA in excess of budget by six percent, (c) an aggregate of $1.5 million of income recoveries from an insurance claim and the settlement of certain subsidiary litigation with respect to a real estate transaction, both previously described in the Company’s periodic filings, (d) the procurement of business line financing commitments of $4 million for the Company and $1 million for the Company’s indirect wholly-owned Carmichael’s Cashway Pharmacy, Inc. subsidiary, (e) the renewal of a $500,000 working capital line for Southern Health Corporation of Houston, Inc., an indirect wholly-owned subsidiary of the Company which owns Trace Regional Hospital, (f) a substantial increase in cash and working capital from approximately $9,269,000 at June 30, 2014 to $14,328,000 at June 30, 2015 and (g) a reduction of consolidate long term debt from approximately $17 million at June 30, 2014 to approximately $12 million at June 30, 2015.

After deliberation, the Committee approved bonuses equal to $ $342, 722 from the $382,000 pool reserved under the 2015 Bonus Plan including (i) $143,880 for Mr. Thornton (equal to 40% of his base salary), (ii) $73,034 for Mr. Stockslager (equal to 40% of his base salary) and (iii) $125,808 for other non-executive members of management of the Company and its various operations. Under his employment agreement, Mr. Thornton is eligible to be considered for an annual bonus of up to seventy percent of his annual base salary. Under his employment letter, Mr. Stockslager is also eligible to be considered for an annual bonus of up to forty percent of his annual base salary.

The following table sets forth, for each named executive officer, information regarding each incentive award for the year ended June 30, 2015:

Short-Term Incentive Plan Participant (Name and Position)	Award Percentage Subject to Objective/ Subjective Criteria (%)(1)	Target Incentive Award as a Percentage of Base Salary (%)	Actual Annual Incentive Award ($)	Actual Annual Incentive Award as a Percentage of Target (%)	Actual Incentive Award as a Percentage of 2015 Base Salary (%)
Robert M. Thornton, Jr.,	0/100	N/A	143,880	N/A	40
Director, Chairman of the Board of Directors, President and Chief Executive Officer

Mark J. Stockslager,	0/100	N/A	73,034	N/A	40
Chief Financial Officer and Principal Accounting Officer

Byron D. Finn,	0/100	N/A	0	N/A	0
President, SunLink ScriptsRx, LLC

(1)	Under the 2015 Bonus Plan, the bonus opportunity for such year was based 100% on certain un-weighted discretionary criteria.

Long-Term Incentives. While base salary and short-term incentives are primarily designed to compensate current and past performance, the primary goal of the long-term incentive compensation program is to directly link management compensation with the long-term interests of the shareholders through the award of equity based compensation. Historically, the compensation committee has not utilized any percentage or relative measure of valuation to establish any relationship or allocation between equity-based and non-equity-based compensation. At June 30, 2015, the Company had available 338,533 shares available for future issuance under its 2005 Equity Incentive Plan. The Company’s ability to make new awards under the Plan terminates on November 7, 2015.

•	Types Of Equity Awards And Criteria For Award Type Selection. The Company historically has used stock options to align executive officer’s interests with those of our shareholders. Options are intended to provide strong incentives for superior long-term performance. In the future, the compensation committee may, at its discretion and subject to availability under the plan, grant awards to executive officers through one or more equity plans.

•	Criteria For Award Amounts. In considering whether to grant equity incentives for fiscal year 2015, the committee looked at the availability of shares under the 2005 Equity Incentive Plan and made limited awards of options for 90,000 shares for such year. When shares have been available for issuance under the Company’s equity plans, the committee historically has looked at a variety of factors, with no formal weighting assigned to any single factor or group of factors. In determining the size of equity awards, the committee assesses the current value of previous awards; however, it has not historically given any weight to accumulated wealth in evaluating whether future awards are merited. Historically, the committee also, from time to time, has evaluated equity incentive awards made by our competitors (both individually and as part of a comparative compensation analysis, although no such analysis was made with respect to the limited grants in 2015), historical levels of the Company’s equity incentives (including the fact that no equity awards were made in 2014), the extent to which value under the award is subject to risk, whether the award vehicle has intrinsic value and the need to motivate and retain persons eligible to participate under the Company’s plans. The committee has placed less emphasis on equity awards in light of the thinly traded market for the Company’s common shares. The committee also considered the uncertain prospects for equity appreciation in light of the thinly traded market for the Company’s common shares, the underperformance of the Company financially, the prospect for slow growth in the Company’s businesses, and the current macroeconomic environment.

Vesting And Holding Periods For Equity Incentive Compensation. Grants of stock options are exercisable at such times and subject to such terms and conditions as the committee may, in its sole discretion, specify in the applicable award agreement. However, as a means to encourage continued employment with SunLink, the Company’s equity awards historically have been subject to a multi-year vesting period. The committee anticipates that future awards (if available) will be subject to multi-year vesting, most likely over three year periods; vesting and holding periods also may be examined as part of a future compensation review. Currently, the Company does not impose minimum equity ownership requirements for equity compensation awarded to its executive officers, nor does it require any continued ownership of the securities issued pursuant to such awards after vesting. Historically, the Company’s executive officers have held substantially all shares acquired by the exercise of options, although there can be no assurance that they will continue to do so in the future. Because there is no mandatory holding policy, executive officers may sell shares issuable upon the exercise of options for any reason and persons who cease to be executive officers may elect to sell some or all of their holdings for any reason.

In considering whether to grant equity incentives for fiscal year 2015, the compensation committee looked at a variety of factors, with no formal weighting assigned to any single factor or group of factors. In determining awards for such period the compensation committee focused on the discretionary criteria evaluated in connection with the short term incentive plan, and to a lesser extent, the Company’s recent financial and operational performance.

2015 Equity Awards. For a further discussion of equity awards made to the Company’s named executive officers for 2015, see “Grant of Plan-Based Awards in Last Fiscal Year”.

2016 Equity Awards. In setting compensation for named executive officers for fiscal 2016, the Committee approved (i) the award of options for 5,000 shares to each of the six non-management board members (30,000 total options) to be vested immediately and exercisable over a 10 year period at the market price of the Company’s common stock on date of grant, (ii) the award of options for 30,000 shares of the Company’s common shares to Mr. Thornton and 15,000 shares of the Company’s common shares to Mr. Stockslager, each vesting at 33-1/3% on each of the three anniversaries after date of grant and exercisable over a 10 year period at the market price of the Company’s common stock on date of grant, which price was $1.79

Other Benefits

All of the Company’s executives are eligible to participate in the Company’s health care, insurance and other welfare and employee benefit programs, which generally are the same for all eligible employees, including SunLink’s executive officers.

401(k) retirement savings plan. SunLink offers tax advantaged savings benefits to its employees through an employee-funded 401(k) retirement savings plan with an annual discretionary company “match” as determined by SunLink’s board of directors. The 401(k) savings plan provides a long-term savings vehicle that allows for pre-tax contributions by an employee and tax-deferred earnings. Employees may generally contribute up to 100% of eligible annual pay to the 401(k) savings plan, not to exceed the annual IRS limit (generally $18,000 for 2015). Employees attaining at least 50 years of age by the end of 2014 were eligible to make 401(k) catch-up contributions to a maximum of $6,000. Employees direct their own investments in the 401(k) savings plan. The benefits under such tax-qualified savings plans for SunLink’s executive officers are the same as those available for other eligible employees. Individual participant balances reflect a combination of: (1) a differing annual amount contributed by the Company or the employee; (2) the annual contributions and/or deferred amounts being invested at the discretion of the employee (the same investment choices are available to all participants); and (3), as in (2), the continuing reinvestment of the investment returns until the accounts are paid out. This means that similarly situated employees, including SunLink’s executive officers, may have materially different account balances because of a combination of factors: the number of years that the person has participated in the plan; the amount of money contributed or compensation deferred at the election of the participant from year to year; and the investments chosen by the participant. The 401(k) savings plan does not promise any guaranteed minimum returns or above-market returns; the investment returns are dependent upon actual investment results. Accordingly, when determining annual compensation for executive officers, the compensation committee does not consider the individuals’ retirement plan balances and payout projections.

Use Of Employment And Severance Agreements

In the past, the committee has determined that competitive considerations merited the use of employment contracts or severance agreements for certain members of senior management. Currently, Mr. Thornton is employed pursuant to employment contract, while Messrs. Stockslager and Finn are employed pursuant to employment letters. Mr. Thornton’s agreement and Messrs. Stockslager’s and Finn’s letters include severance benefits under certain circumstances. The Company’s severance benefits take effect in connection with severance other than for death, disability or cause. Additionally Messrs. Thornton, Stockslager and Finn are entitled to severance benefits in connection with a “change in control”. We have designed these severance benefits to help keep employees focused on their jobs, especially during the uncertainty that accompanies a change in control, to preserve benefits after a change in control transaction, and to help us attract and retain key talent. Compensation criteria for officers employed pursuant to employment agreements with severance benefits may be more difficult to adjust on an annual basis. For more information on employment or severance contracts please refer to Employment Contracts, Termination Of Employment And Change-In-Control Arrangements beginning on page 34 of these Proxy Materials.

Change In Control Compensation

Provisions for additional or continued compensation in connection with a change in control of the Company are located in two areas: (1) specifically in the Company’s employment agreements and employment letters as discussed above; (2) and, more generally, in the Company’s equity incentive plans and/or award agreements thereunder, whereby the committee administering such plans and awards has the power to accelerate the vesting of such awards upon a change in control or where such plans or awards provide for automatic vesting in the event of such change, whether merely upon the occurrence of such event or upon the occurrence of such event and an adverse occurrence for the participant, such as termination of employment.

The change in control provisions set forth in the Company’s employment agreements employ several approaches to cause a triggering event. In some cases, change in control benefits are payable in the ordinary course upon the occurrence of the event. Payment of benefits is not restricted only to situations involving the involuntary termination of the officer afforded such change in control protection. In other cases, benefits are payable in the case of involuntary terminations or where the executive, in connection with or within one year of the transaction, elects to terminate his employment. The committee believes this approach helps to ensure the continued availability of the services of the executive during the times of uncertainty inherent with any change in control, including especially in the immediate post-event period under new ownership and/or management, while at the same time limiting windfall benefits by making the benefits payable only after a termination of employment. By providing post-event coverage, the executive is encouraged to remain in the employ of the Company without the need to be concerned about a post-event restructuring which may result in a material diminishment of the executive’s duties or post-event management or ownership changes with respect to which the executive may have concerns or reservations.

The definition of change in control is intended to be broad in scope and to capture most, if not all, of the scenarios where an actual change in control has occurred. Automatic vesting under the terms of our equity compensation plans, if any, is based on the committee’s belief as to market practices at the time of award and recognition that the value of equity compensation can be radically affected by a change in control, whether or not existing management is retained.

In connection with providing severance benefits to the Company’s other executive officers, the committee has evaluated, and expects to continue to examine, the amounts which could be realized by persons granted such rights upon a change in control.

Internal Equity

Internal equity has generally been evaluated based on a subjective assessment of the relative contributions of the members of the management team. For the year ended June 30, 2015, the committee did not undertake any formal audit or similar analysis of compensation equity with respect to Mr. Thornton relative to the other members of the management team or with respect to the management team relative to the Company’s employees generally. However, the committee believes that the relative difference between the compensation of the Company’s chairman and chief executive officer and the compensation of the Company’s other executives is not inconsistent with the differences found in the healthcare industry group and the market for executive level personnel for similarly sized public companies. As a smaller reporting company, SunLink is not subject to the provisions of Item 402 of Regulation S-K required by Section 953(b)(1) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) that mandate certain compensation and pay ratio disclosures by certain public companies.

Wealth Accumulation

The compensation committee does not engage in a specific process which attempts to justify compensation levels based on wealth accumulation. The committee does not analyze proposed annual compensation for any individual versus the accrued wealth of such individual, or the accrued wealth of persons with similar job titles at other companies. The committee believes that no such meaningful analysis can be performed due to, among other things, disparate actual duties versus job titles, different employment histories, different life experiences or needs or social inequalities.

Recapture And Forfeiture Policies

As a smaller reporting company, SunLink is not required to implement recapture rules under Item 402 of Regulation S-K as required by the Dodd-Frank Act for certain public companies. Historically the Company has not had formal policies with respect to the adjustment or recapture of performance-based awards where the financial measures on which such awards are or were based, are adjusted for changes in reported results such as, but not limited to, instances where the Company’s financial statements are restated. The committee does not believe that repayment generally should be required where the plan participant has acted in good faith and the errors are not attributable to the participants’ gross negligence or willful misconduct. However, the committee has in the past and may in the future take such errors into account, including whether the conduct was negligent or without fault, in setting and awarding current or future compensation, including discretionary compensation. The committee believes the Company has or will have available negotiated or legal remedies in many situations. Furthermore, the committee may elect to take into account factors such as the timing and amount of any financial restatement or adjustment, the amounts of benefits received and the clarity of accounting requirements leading to any restatement in determining current or future compensation of the responsible officer or officers.

Deductibility Of Compensation And Related Tax Considerations

As one of the factors in its review of compensation matters, the committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits.

•	Section 162(m). Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s chief executive officer and the corporation’s four most highly compensated executive officers, other than the chief executive officer. However, “performance-based” compensation is not subject to the $1 million deduction limit. In general, to qualify as performance-based compensation, the following requirements must be satisfied: (i) payments must be computed on the basis of an objective, performance-based compensation standard determined by a committee consisting solely of two or more “outside directors”; (ii) the material terms under which the compensation is to be paid, including the business criteria upon which the performance goals are based, and a limit on the maximum amount which may be paid to any participant pursuant to any award with respect to any performance period, are approved by a majority of the corporation’s shareholders; and (iii) the committee certifies that the applicable performance goals were satisfied before payment of any performance-based compensation is made.

Although the Company’s stock option plans generally have been structured with the goal of complying with the requirements of Section 162(m), and the compensation committee believes stock options awarded thereunder should qualify as “performance-based” compensation exempt from limitations on deductibility under Section 162(m), the deductibility of any compensation has not been a condition to any compensation decision. Based on current compensation levels, the Company does not expect its ability to deduct executive compensation to be limited by operation of Section 162(m).

Revenue Ruling 2008-13 states that if performance-based pay could become due under a plan or agreement upon a termination without cause, for good reason, or as a result of voluntary retirement, and would be payable regardless of whether performance-based goals are met, then any payment from such plan or agreement will not qualify as Section 162(m) performance-based compensation and will not be eligible for exclusion from the Section 162(m) $1 million compensation limit.

Under the Company’s employment contract with Mr. Thornton and employment letters with Messrs. Stockslager and Finn, executive benefits agreements, certain terminations following a change of control give rise to a payment obligation based on the amount of the officer’s salary and prior bonus amounts. Such arrangements are not eligible for the performance based exclusion. Likewise, amounts payable under the 2016 Plan, if paid in connection with a Change of Control or otherwise do not meet the criteria for performance based compensation under Section 162(m).

Due to interpretations and changes in the tax laws, some types of compensation payments and their deductibility depend on the timing of an executive’s vesting or exercise of previously granted rights and other factors beyond the compensation committee’s control which could affect the deductibility of compensation.

The compensation committee will continue to consider the impact of Section 162(m) when designing compensation programs, and in making compensation decisions affecting the Company’s Section 162(m) covered executives, if any.

•	Section 280G. Code Section 280G generally denies a deduction for a significant portion of certain compensatory payments made to corporate officers, certain shareholders and certain highly-compensated employees if the payments are contingent on a change in control of the employer and the aggregate amounts of the payments to the relevant individual exceed a specified relationship to that individual’s average compensation from the employer over the preceding five years. In addition, Code Section 4999 imposes on that individual a 20% excise tax on the same portion of the payments received for which the employer is denied a deduction under Section 280G. In determining whether to approve an obligation to make payments for which Section 280G would deny the Company a deduction or whether to approve an obligation to indemnify (or “gross-up”) an executive against the effects of the Section 4999 excise tax, the committee has adopted an approach similar to that described above with respect to payments which may be subject to the deduction limitations of Section 162(m).

Duration Of Benefits

The duration of benefits for our executive officers is based on a variety of factors including the purpose of the benefit, historical expectations, competitive factors and the cost of providing the benefit. Historically, we have provided no lifetime benefits.

Chief Executive Officer Compensation

Except as noted, the compensation policies described in this report apply equally to the compensation of the Chief Executive Officer.

Committee Conclusions

The committee believes that SunLink’s 2015 compensation program and the total compensation (and, in the case of the severance and change-in-control scenarios, the potential payouts) awarded to the Company’s named executive officers in the aggregate to be reasonable and not excessive.

Compensation Committee And Management Reviews And Authorization

The compensation committee has reviewed the above Compensation Disclosure and Analysis with the Company’s Chief Executive Officer and Chief Financial Officer. Based on a review of this Compensation Disclosure and Analysis and discussion between the compensation committee and the Company’s Chief Executive Officer and Chief Financial Officer, the compensation committee has recommended the board include the Compensation Disclosure and Analysis in this Proxy Statement.

Authorization

This report has been submitted by the compensation committee:

Gene E. Burleson (Chairperson)	Dr. Steven J. Baileys	Karen B. Brenner

Other Executive Compensation Information

The following sections of this Proxy Statement set forth compensation information relating to the Company’s principal executive officer (Mr. Thornton, who is our Chief Executive Officer), the Company’s principal financial officer (Mr. Stockslager, who is our Chief Financial Officer), the Company’s three most highly compensated executive officers whose compensation exceeds $100,000 per year if any (Mr. Finn, who is the President of SunLink ScriptsRx is our sole other executive officer), and up to two individuals who would have been in the foregoing criteria but for the fact that they were not serving as executive officers at the end of our fiscal year if any (we have no one in this category).

The following table shows the compensation awarded or paid by SunLink for services rendered for the fiscal years ended June  30, 2015, 2014 and 2013 to the named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)		Total ($)
Robert M. Thornton, Jr.	2015	359,700	143,880	—	89,400	—	—	272	(3)	593,252
Chairman, President and Chief Executive Officer	2014	359,700	0	—	0	—	—	272	(3)	359,972
	2013	359,700	25,000	—	73,200	—	—	3,329	(4)	461,229

Mark J. Stockslager	2015	182,585	73,034	—	44,700	—	—	272	(3)	300,591
Chief Financial Officer and Principal Accounting Officer	2014	182,585	0	—	—	—	—	272	(3)	182,857
	2013	182,585	7,000	—	36,600	—	—	2,379	(4)	228,564

Byron D. Finn	2015	200,000	0	—	—	—	—	170	(3)	200,170
President, SunLink ScriptsRx, LLC	2014	200,000	82,000	—	—	—	—	170	(3)	282,170
	2013	200,000	14,500	—	—	—	—	3,227	(5)	217,727

(1)	The Company records share-based compensation expense for share options issued in accordance with the Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) 718-10, Compensation—Stock Compensation (“ASC 718-10”). The fair value of the share options is estimated using the Black-Scholes option pricing model and the compensation expense is recognized for financial reporting purposes in the periods in which the share options vest. However, for purposes herein, the total fair value of the share options is presented.

(2)	All other compensation consists solely of life, medical and dental insurance premiums paid above those premiums which are generally paid for all employees and 401k contributions made by the Company.

(3)	Consists solely of life insurance premiums.

(4)	Includes $272 life, and the remainder in medical insurance premium payments.

(5)	Includes $170 in life insurance premium payments and the remainder in medical insurance premium payments.

Grants Of Plan-Based Awards In Last Fiscal Year

The Company made plan-based awards in fiscal year 2015 to the named executive officers.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value Of Stock And Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target ($)	Maximum (#)
Robert M. Thornton, Jr.	09/12/2014	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60,000	1.49	89,400
Mark J. Stockslager	09/12/2014	N/A	N/A	N/A	N/A	N/A	N/A	N/A	30,000	1.49	44,700
Byron D. Finn	09/12/2014	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0	N/A	N/A

(1)	The Company has not granted any awards under equity incentive plans the vesting of which is contingent upon the achievement of any performance-based criteria. Vesting of Company awards is generally based on continued service and the passage of time, subject to acceleration upon the occurrence of various events.

(2)	The amounts shown represent grants under our 2005 Equity Incentive Plan.

(3)	The exercise price of such options did not exceed the fair market value of the Company’s common shares on September 12, 2014, the date of grant. The closing price of the Company’s common shares as of the date of grant was $1.49.

Outstanding Equity Awards At Fiscal Year-End

The following table provides information with respect to common shares that may be issued upon the exercise of options and other awards outstanding under the Company’s existing equity compensation plans as of June 30, 2015.

Name(2)	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)(1)	Number of Securities Underlying Unexercised Options (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unearned Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable	Unexercisable
Robert M. Thornton, Jr.	33,333	—	—	2.09	09/12/2021	—	—	—	—
	33,333	—	—	2.09	09/12/2021	—	—	—	—
	33,334	—	—	2.09	09/12/2021	—	—	—	—
	20,000	—	—	1.22	09/05/2022	—	—	—	—
	20,000	—	—	1.22	09/05/2022	—	—	—	—
	—	20,000	—	1.22	09/05/2022	—	—	—	—
	—	20,000	—	1.49	09/12/2024
	—	20,000	—	1.49	09/12/2024	—	—	—	—
	—	20,000	—	1.49	09/12/2024
	—	—	—			—	—	—	—
	—	—	—			—	—	—	—
Mark J. Stockslager	6,666	—	—	2.09	09/12/2021	—	—	—	—
	6,667	—	—	2.09	09/12/2021	—	—	—	—
	6,667	—	—	2.09	09/12/2021	—	—	—	—
	10,000	—	—	1.22	09/05/2022	—	—	—	—
	10,000	—	—	1.22	09/05/2022	—	—	—	—
	—	10,000	—	1.22	09/05/2022	—	—	—	—
	—	10,000	—	1.49	09/12/2024	—	—	—	—
	—	10,000	—	1.49	09/12/2024	—	—	—	—
	—	10,000	—	1.49	09/12/2024	—	—	—	—
Byron D. Finn	—	—	—	—	—	—	—	—	—

(1)	Includes each grant of both exercisable and exercisable options under the Company’s 2001 Long-Term Stock Option Plan and the 2005 Equity Incentive Plan.

(2)	The identity of the named executive officers holding unvested securities as of the date of this table, the vesting date for such securities and the number of securities vesting on the applicable date is as follows:

Officer	Vesting Date	Shares Vesting
Robert M. Thornton, Jr.	09/05/2015	20,000
	09/12/2015	20,000
	09/12/2016	20,000
	09/12/2017	20,000

Mark J. Stockslager	09/05/2015	10,000
	09/12/2015	10,000
	09/12/2016	10,000
	09/12/2017	10,000

Byron D. Finn	N/A	N/A

Options Exercised and Stock Vested

The following table provides information with respect to common shares which were issued pursuant to the exercise of options or which were shares of restricted stock that vested, in each case between July 1, 2014 and June 30, 2015 for the named executive officers:

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert M. Thornton, Jr.	0	0	N/A	N/A
Mark J. Stockslager	0	0	N/A	N/A
Byron D. Finn	0	0	N/A	N/A
	0	0	N/A	N/A

(1)	We compute this value, if any, on the spread between the exercise price and the closing price of our common shares on NYSE MKT at exercise.

Long-Term Incentive Plan Awards

The Company granted awards to named executive officers during the fiscal year 2015 as disclosed in the Grants Of Plan-Based Awards In Last Fiscal Year on page 32 of this Proxy Statement.

Pension Plan Benefits

Effective February 28, 1997, SunLink amended its domestic retirement plan to freeze participant benefits and close the plan to new participants. Accordingly, compensation earned after February 28, 1997 is not used in determining a participant’s accrued benefit. Mr. Thornton and Mr. Stockslager are the only named executive officers of the Company who are participants in the plan. The estimated monthly benefits to be received by them at age 65 are $159.94 and $601.24, respectively.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Robert M. Thornton, Jr (1)	KRUG International Corp. Retirement Plan	2	28,737	0
Mark J. Stockslager	KRUG International Corp. Retirement Plan	8	63,724	0
Byron D. Finn	N/A	N/A	N/A	N/A

(1)	Mr. Thornton is 66 years of age but is not currently receiving benefits from the plan.

Nonqualified Deferred Compensation

The Company does not generally offer nonqualified deferred compensation to its officers, and none of its named executive officers currently participate or have participated in any nonqualified deferred compensation plan during the past fiscal year.

Employment Contracts, Termination Of Employment And Change-In-Control Arrangements

Employment Agreements

Robert M. Thornton, Jr. Mr. Thornton, Chairman, President and Chief Executive Officer, is currently employed by the Company under the terms of an employment agreement effective July 1, 2005, as amended to date, for a term ending December 31, 2015. Absent notice, the contract provides for automatic renewal at the end of its then current term for a period of eighteen months. Mr. Thornton’s current employment agreement provides for a base salary at a rate of not less than $335,000 per annum plus any increases that may be granted at least annually by the Company. Mr. Thornton’s base salary for fiscal 2015 was $359,700. Mr. Thornton is eligible to participate in the Company’s employee equity compensation plans if equity is available thereunder and if the compensation committee decides to grant him additional equity compensation. Under his employment agreement, Mr. Thornton is also eligible to receive an annual bonus of up to seventy percent of his annual base salary if certain criteria established by the compensation committee (in consultation with him) are met. Mr. Thornton is eligible to participate in the Company’s medical, dental, life, and disability programs.

Mr. Thornton’s employment agreement also provides for severance payments in the event Mr. Thornton ceases to be employed by the Company. If Mr. Thornton is terminated due to death, disability or cause, he is entitled to the accrued compensation under his employment agreement, including a pro rata share of any annual bonus. If Mr. Thornton is terminated other than for death, disability or cause, he is entitled to receive severance payments equal to thirty months of his then current salary, a pro rata portion of any annual bonus for which goals have been proportionately met, and continuation of certain benefits for and during the thirty months following termination.

Mark J. Stockslager. Mr. Stockslager, Chief Financial Officer and Principal Accounting Officer, is currently employed by the Company under the terms of an employment letter effective January 1, 2001. Mr. Stockslager’ s current employment letter provides for a salary of at least $7,333 per month or $88,000 on an annualized basis, which is reevaluated at least annually to determine if any adjustments should be made. Currently, Mr. Stockslager’s salary was $15,215 per month or $182,585 on an annualized basis for fiscal 2015. Additionally, Mr. Stockslager is also eligible to receive an annual bonus of up to sixty percent of his annual base salary if certain criteria established by the compensation committee are met. Mr. Stockslager is eligible to participate in the Company’s employee equity compensation plans, as well as the Company’s medical, dental, life and disability programs. Except in connection with a change of control, if Mr. Stockslager is terminated, other than for cause, as determined by the board of directors in its sole discretion, he is entitled to severance pay by continuation of his base salary for nine months.

Byron D. Finn. Mr. Finn, President, SunLink ScriptsRx, LLC is currently employed by the Company under the terms of an employment letter effective September 30, 2010. Mr. Finn’s current employment letter provides for a salary of $16,667 per month or $200,000 on an annualized basis, which is reevaluated at least annually to determine if any adjustments should be made. Additionally, Mr. Finn is eligible to receive an annual bonus of up to sixty percent of his annual base salary if certain criteria established by the compensation committee are met. Mr. Finn is eligible to participate in the Company’s employee equity compensation plans, as well as the Company’s medical, dental, life and disability programs. If Mr. Finn is terminated, other than for cause, Mr. Finn will be entitled to receive severance pay by continuation of his base salary for six (6) months.

Change In Control Arrangements

With regard to the employment agreements with Mr. Thornton, Mr. Stockslager and Mr. Finn, a “change in control” will be deemed to have occurred in the event that any of the following events shall have occurred (with defined terms, not otherwise defined herein, having the meanings associated with them in the employment agreements):

•	Any Person, or Persons acting together that would constitute a “group,” together with any Affiliates or Related Persons thereof (other than any employee stock ownership plan), beneficially owns 40% or more of the total voting power of all classes of Voting Stock of the Company, except an acquisition by (i) an employee benefit plan maintained by the Company or another corporation controlled directly or indirectly by the Company; (ii) the Company or any Subsidiary; (iii) Executive or any Person controlled by an Executive, under common control with Executive or acting in concert with Executive; or (iv) any Person in connection with a non-control transaction;

•	The individuals who, as of the date of the agreement, are members of the board (the “incumbent board”) cease for any reason to constitute at least two-thirds of the board; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least two-thirds of the incumbent board, such new director shall, for purposes of change in control, be considered as a member of the incumbent board; provided, further, however, that no individual shall be considered a member of the incumbent board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the board (a “proxy contest”) including by reason of any agreement intended to avoid or settle any Election Contest or proxy contest;

•	Approval by shareholders of SunLink of a merger, consolidation or reorganization involving the Company, unless

•	the shareholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least two-thirds of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the “surviving corporation”) in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization, and

•	the individuals who were members of the incumbent board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the surviving corporation; or

•	If the executive’s employment is terminated prior to a change in control and the executive reasonably demonstrates that such termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a change-in-control and who effectuates a change in control (a “third party”) or (B) otherwise occurred in connection with, or in anticipation of, a change-in-control which actually occurs, then for all purposes, the date of a change in control with respect to the executive shall mean the date immediately prior to the date of such termination of the executive’s employment.

Upon a change in control, if Mr. Thornton’s employment is thereafter terminated for any reason other than cause or if he terminates his employment within one (1) year of the change in control, he is entitled to (a) thirty months of base pay, to be paid in accordance with the Company’s payroll practices; (b) accrued compensation, including a pro rata portion of any annual bonus for which goals have been proportionately met; (c) health and certain ancillary benefits for twenty four months following termination; and (d) full vesting of any then unvested stock options.

Upon a change in control, if Mr. Stockslager’s employment is thereafter terminated for any reason other than for cause or if he terminates his employment within one (1) year of the change-in-control, he is entitled to twelve months of base pay, to be paid in accordance with the Company’s payroll practices.

Upon a change in control, if Mr. Finn’s employment is terminated within 90 days thereafter for any reason other than death, disability or cause, he is entitled to six months of base pay, to be paid in accordance with the Company’s payroll practices.

The following table sets forth certain potential benefits which would have been realized in connection with a change in control and termination of employment for the Company’s named executive officers for fiscal 2015 assuming the change in control and termination occurred as of the last day of the most recently completed fiscal year.

Name and Principal Position	Continued Base Salary(1) $	Lump Sum Salary Bonus and Incentive Compensation Payment(2) $	Value of Health and Insurance Benefits(3) $	Value of Accelerated Equity Awards(4) $	Total Termination Benefits $
Robert M. Thornton, Jr.	899,250	143,880	14,029	7,000	1,064,159
Chairman, President and Chief Executive Officer

Mark J. Stockslager	182,585	N/A	N/A	N/A	182,585
Chief Financial Officer and Principal Accounting Officer

Byron D. Finn	100,000	N/A	N/A	N/A	100,000
President, SunLink ScriptsRx, LLC

	N/A	N/A	N/A	N/A	N/A

(1)	The continued base salary benefit is to be paid in accordance with the Company’s regularly scheduled pay periods over the applicable benefits period.

(2)	Calculated as a pro rata portion of any annual bonus for which goals have been proportionately met prior to termination and without regard to any requirement to be employed on payment date. Such payment shall be made after an audit of annual results in accordance with the applicable plan.

(3)	Calculated based on the amount the Company is project to contribute toward benefit premiums.

(4)	Calculated based on the sum of the number of accelerated option awards multiplied by the positive difference, if any, between the exercise price of such option and the market price of the Company’s common shares at June 30, 2015.

The following table sets forth certain potential benefits which would have been realized in connection with a termination of employment due to disability for the Company’s named executive officers for fiscal 2015 assuming the qualifying event and termination occurred as of the last day of the most recently completed fiscal year.

Name and Principal Position	Continued Base Salary $	Lump Sum Salary Bonus and Incentive Compensation Payment(1) $	Value of Health and Insurance Benefits $	Value of Accelerated Equity Awards $	Total Termination Benefits $
Robert M. Thornton, Jr.	N/A	143,880	N/A	N/A	143,880
Chairman, President and Chief Executive Officer

Mark J. Stockslager	N/A	N/A	N/A	N/A	N/A
Chief Financial Officer and Principal Accounting Officer

Byron D. Finn	N/A	N/A	N/A	N/A	N/A
President, SunLink ScriptsRx, LLC

	N/A	N/A	N/A	N/A	N/A

(1)	Calculated as a pro rata portion of any annual bonus for which goals have been proportionately met prior to termination and without regard to any requirement to be employed on payment date. Such payment shall be made after an audit of annual results in accordance with the applicable plan or plans.

The following table sets forth certain potential benefits which would have been realized in connection with a termination of employment due to death for the Company’s name executive officers for fiscal 2015 assuming the qualifying event and termination occurred as of the last day of the most recently completed fiscal year.

Name and Principal Position	Continued Base Salary $	Lump Sum Salary Bonus and Incentive Compensation Payment(1) $	Value of Health and Insurance Benefits $	Value of Accelerated Equity Awards $	Total Termination Benefits $
Robert M. Thornton, Jr.	N/A	143,880	N/A	N/A	143,880
Chairman, President and Chief Executive Officer

Mark J. Stockslager	N/A	N/A	N/A	N/A	N/A
Chief Financial Officer and Principal Accounting Officer

Byron D. Finn	N/A	N/A	N/A	N/A	N/A
President, SunLink ScriptsRx, LLC

	N/A	N/A	N/A	N/A	N/A

(1)	Calculated as a pro rata portion of any annual bonus for which goals have been proportionately met prior to termination and without regard to any requirement to be employed on payment date. Such payment shall be made after an audit of annual results in accordance with the applicable plan or plans.

The following table sets forth certain potential benefits which would have been realized in connection with a termination of employment due to termination of employment for cause for the Company’s named executive officers for fiscal 2015 assuming the termination occurred as of the last day of the most recently completed fiscal year.

Name and Principal Position	Continued Base Salary $	Lump Sum Salary Bonus and Incentive Compensation Payment(1) $	Value of Health and Insurance Benefits $	Value of Accelerated Equity Awards $	Total Termination Benefits $
Robert M. Thornton, Jr.	N/A	143,880	N/A	N/A	143,880
Chairman, President and Chief Executive Officer

Mark J. Stockslager	N/A	N/A	N/A	N/A	N/A
Chief Financial Officer and Principal Accounting Officer

Byron D. Finn	N/A	N/A	N/A	N/A	N/A
President, SunLink ScriptsRx, LLC

(1)	Calculated as a pro rata portion of any annual bonus for which goals have been proportionately met prior to termination and without regard to any requirement to be employed on payment date. Such payment shall be made after an audit of annual results in accordance with the applicable plan or plans.

The following table sets forth certain potential benefits which would have been realized in connection with a termination of employment due to termination of employment without cause for the Company’s named executive officers for fiscal 2015 assuming the termination occurred as of the last day of the most recently completed fiscal year.

Name and Principal Position	Continued Base Salary(1) $	Lump Sum Salary Bonus and Incentive Compensation Payment(2) $	Value of Health and Insurance Benefits(3) $	Value of Accelerated Equity Awards(4) $	Total Termination Benefits $
Robert M. Thornton, Jr.	899,250	143,880	17,537	7,000	1,067,667
Chairman, President and Chief Executive Officer

Mark J. Stockslager	136,939	N/A	N/A	N/A	136,939
Chief Financial Officer and Principal Accounting Officer

Byron D. Finn	100,000	N/A	N/A	N/A	100,000
President, SunLink ScriptsRx, LLC

(1)	The continued base salary benefit is to be paid in the ordinary course over the applicable period.

(2)	Calculated as a pro rata portion of any annual bonus for which goals have been proportionately met prior to termination and without regard to any requirement to be employed on payment date. Such payment shall be made after an audit of annual results in accordance with the applicable plan or plans.

(3)	Calculated based on the amount the Company is project to contribute toward benefit premiums.

(4)	Calculated based on the sum of the number of accelerated option awards multiplied by the positive difference, if any, between the exercise price of such option and the market price of the Company’s common shares at June 30, 2015.

PROPOSAL 2 TO BE VOTED ON BY SHAREHOLDERS

Proposal 2—Advisory Vote on Executive Compensation

We are requesting your advisory approval of the compensation of our named executive officers as disclosed in the Executive Compensation section of this Proxy Statement, including the compensation tables, and the narrative discussion set forth on pages 22 to 30 of this Proxy Statement. This non-binding advisory vote is commonly referred to as a “say on pay” vote.

Our Compensation Committee, which is responsible for designing and administering our executive compensation program, has designed our executive compensation program to provide a competitive compensation and benefits package that reflects executive performance, job complexity and strategic value of the position, which it believes also includes retention incentives, performance incentives, and alignment with the interests of the Company’s shareholders. We encourage you to carefully review the “Executive Compensation” section of this Proxy Statement for additional details on the Company’s executive compensation, including the Company’s compensation objectives, as well as the processes our Compensation Committee used to determine the structure and amounts of the compensation of our named executive officers for the fiscal year ended June 30, 2015.

We are asking you to indicate your support for the compensation of our named executive officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the objectives, policies and practices described in this Proxy Statement. Accordingly, we are asking you to vote, on an advisory basis, “For” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to SunLink Health Systems, Inc.’s named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the “Executive Compensation” section of the Proxy Statement, and the compensation tables and narrative discussion set forth therein, is hereby approved.”

While the results of this advisory vote are not binding, the Compensation Committee will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for our named executive officers.

Vote Required and Board Recommendation

The “say-on-pay” proposal will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal.

The board of directors unanimously recommends that the Company’s shareholders vote “FOR” the compensation of our named executive officers as disclosed in this Proxy Statement.

PROPOSAL 3 TO BE VOTED ON BY SHAREHOLDERS

Proposal 3—Advisory Vote on the Frequency of the Vote on Executive Compensation

The Company is presenting this proposal, which gives you as a shareholder the opportunity to inform the Company as to how often you wish the Company to include a “say-on-pay” proposal in our Proxy Statement (a “say-on-frequency” vote). While this say-on-frequency vote is advisory in nature and therefore will not bind us to adopt any particular frequency, the Board intends to carefully consider the shareholder vote resulting from the proposal in determining how frequently we will hold “say-on-pay” votes.

Please note that, as a shareholder, you have the choice to vote for one of the following choices, as indicated on the proxy card: to hold the advisory vote on executive compensation (1) every year, (2) every two years, (3) every three years, or (4) to abstain from voting.

The Board values constructive dialogue on executive compensation and other important governance topics with our shareholders. Because the executive compensation program for our named executive officers has remained consistent for several years, the Board believes an advisory vote every two years should be sufficiently frequent to obtain information on shareholder sentiment about our executive compensation program and to respond to shareholders’ feedback and the vote results.

Required Vote of Shareholders

Shareholders are not voting to approve or disapprove the recommendation of the Board that the say-on-pay vote be held every two years, but, rather, to express their own preference. The Company will take into consideration the shareholder vote on each of the alternatives set forth in the proxy card with respect to this Proposal.

The board of directors unanimously recommends that the Company’s shareholders vote for the “2 Years” alternative set out in the proxy card.

PROPOSAL 4 TO BE VOTED ON BY SHAREHOLDERS

Proposal 4—Ratification of Independent Registered Public Accounting Firm

Cherry Bekaert LLP was engaged to perform the Company’s annual audit for the fiscal year ended June 30, 2015. We anticipate that representatives of Cherry Bekaert LLP will be present at the 2015 annual meeting of shareholders to respond to appropriate questions and to make a statement if such representatives so desire.

The audit committee of the board of directors of the Company has appointed Cherry Bekaert LLP to serve as our independent registered public accounting firm for the fiscal year beginning July 1, 2015. We are asking our shareholders to ratify the selection of Cherry Bekaert LLP as our independent registered public accounting firm. Although ratification is not required by our Code of Regulations or otherwise, the board is submitting the selection of Cherry Bekaert LLP to our shareholders for ratification as a matter of good corporate practice. If the selection is not ratified, the audit committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time during the year and may periodically request proposals from other independent registered public accounting firms and as a result of such process may select Cherry Bekaert LLP or another independent registered public accounting firm if the audit committee determines that such a change or action would be in the best interests of the Company and our shareholders.

The board of directors unanimously recommends a vote “FOR” the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm.

CERTAIN ACCOUNTING AND AUDITING MATTERS

Report Of The Audit Committee

The authority, duties and responsibilities of the audit committee of the board of directors of the Company are set forth in detail in the written audit committee charter, which was adopted by the board of directors of the Company and which complies with the applicable rules of NYSE MKT. The audit committee has three members, each of whom is independent under the applicable rules of NYSE MKT. In accordance with section 407 of the Sarbanes-Oxley Act of 2002, Mr. Ford has been identified as an “Audit Committee Financial Expert”.

The audit committee reviews and assesses the adequacy of its charter on an annual basis. A copy of the audit committee charter is available on the Company’s website at www.sunlinkhealth.com.

The audit committee is responsible for overseeing the Company’s financial reporting process on behalf of the board of directors. Management of the Company has the primary responsibility for the Company’s financial reporting process, principles and internal controls as well as preparation of its financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles in the United States.

The audit committee met four (4) times during the 2015 fiscal year. In addition, the members of the committee reviewed, and the chairperson of the committee discussed with management and the Company’s independent auditors, the interim financial information contained in each quarterly earnings release prior to the release of such information to the public.

The audit committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended June 30, 2015 with management and the independent auditors. The audit committee has discussed with the independent auditors the matters required to be discussed under Standards of the Public Company Accounting Oversight Board (“PCAOB”), including those matters set forth in Interim Auditing Standards

(“AU”) 380, Communication with Audit Committees, as adopted by the PCAOB in Rule 3200T. In addition, the audit committee received from the independent registered public accounting firm the written disclosures and the letter required by the PCAOB’s applicable requirements and has discussed with them their independence from the Company and its management. The audit committee has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with maintaining the independent registered public accounting firm’s independence. The audit committee has concluded that the independent auditors are independent from the Company and its management.

The audit committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. In addition, the audit committee met with the Chief Executive Officer and Chief Financial Officer of the Company to discuss the processes that they have undertaken to evaluate the accuracy and fair presentation of the Company’s financial statements and the effectiveness of the Company’s system of disclosure controls and procedures.

In fulfilling its oversight responsibilities and as part of its review of the Company’s 2015 Annual Report, the audit committee met with the Company’s independent auditors, with and without management present, to discuss their evaluations of the Company’s internal controls as well as the overall quality of its financial reporting.

The fees paid to the Company’s auditors, Cherry Bekaert LLP, as well as the policy on pre-approval of audit and non-audit services are set forth elsewhere in this Proxy Statement.

As a result of the reviews and discussions with management and Cherry Bekaert LLP referred to above, the audit committee recommended to the board and the board has approved that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2015 for filing with the SEC.

This report has been submitted by the audit committee:

C. Michael Ford (Chairperson)	Karen B. Brenner	Gene E. Burleson

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933.

Policy On Pre-Approval Of Services Provided By Independent Registered Public Accounting Firm

Pursuant to the requirements of the Sarbanes-Oxley Act of 2002, the terms of the engagement of Cherry Bekaert LLP with respect to all auditing services and non-audit services to be performed for the Company by its independent registered public accountants are subject to the specific pre-approval of the audit committee (except where such services are determined to be de minimis under the Exchange Act). All audit and permitted non-audit services to be performed by Cherry Bekaert LLP require pre-approval by the audit committee in accordance with pre-approved procedures established by the audit committee. The audit committee may delegate to one or more designated members of the audit committee who are independent directors of the board of directors, the authority to grant such pre-approvals. The decisions of any member to whom such authority is delegated are presented to the full audit committee at the next scheduled meeting of the committee. The procedures require all proposed engagements of Cherry Bekaert LLP for services of any kind to be directed to the Company’s Principal Accounting Officer and then submitted for approval to the audit committee prior to the beginning of any services.

In fiscal 2015, 100% of the audit fees, audit-related fees and tax fees billed by Cherry Bekaert LLP were approved either by the audit committee or its designee. The fees billed by Cherry Bekaert LLP that are shown in the following table for fiscal 2014 were also pre-approved by the audit committee or its designee. The audit committee has considered whether the provision of non-audit services by the Company’s independent registered public accounting firm is compatible with maintaining auditor independence and believes that the provision of such services is compatible.

Independent Registered Public Accounting Firm Fees

The following tables show the type of services and the aggregate fees billed to the Company for such services during the fiscal years ended June 30, 2015 and 2014 by SunLink’s independent registered public accounting firm, Cherry Bekaert LLP. Descriptions of the service types follow the table.

Services Rendered by Cherry Bekaert LLP	Fiscal 2015	Fiscal 2014
Audit Fees	$165,000	$240,727
Audit-Related Fees	5,000	0
Tax Fees	72,315	79,840
All Other Fees	0	9,947

TOTAL	$242,315	$330.514

Audit Fees

The aggregate fees billed by Cherry Bekaert LLP for each of the last two fiscal years include fees for professional services rendered for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and consents and assistance with and review of other documents filed with the SEC, and accounting and financial reporting consultations and other attest services and the issuance of consents.

Audit-Related Fees

The aggregate fees billed by Cherry Bekaert LLP in each of the last two fiscal years include fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. The nature of the services performed for these fees may include, among other things, employee benefit plan audits, internal control reviews, attest services not required by statute or regulation and consultations concerning financial accounting and reporting matters not classified as an audit.

Tax Fees

The aggregate fees billed by Cherry Bekaert LLP in each of the last two fiscal years include fees for professional services rendered for tax compliance, including assisting the Company with tax audits.

All Other Fees

These fees generally relate to assistance in connection with regulatory filings and accounting and disclosure consultation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires directors and certain officers of the Company and owners of more than 10% of the Company’s common shares to file an initial ownership report with the Securities and Exchange Commission and any subsequent current reports reflecting any changes in their ownership of any of the Company’s equity securities. The Company believes, based solely on a review of the copies of those reports furnished to the Company during the past year and written representations to it that no other reports were required, that during the period from July 1, 2014 through June 30, 2015 all filing requirements have been met.

COST OF SOLICITATION

The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxy solicitations may be made by directors, officers and employees of the Company, personally or by telephone or other means of communication, without receiving additional compensation. It is also anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS,

NOMINATION OF DIRECTORS AND OTHER BUSINESS OF SHAREHOLDERS

We plan to hold our 2016 annual meeting of shareholders during the month of November. Any proposal of a shareholder intended to be presented at the 2016 annual meeting of shareholders must be received by us for inclusion in the Proxy Statement and form of proxy for that meeting no later than June 3, 2016, 120 days before the anniversary of the date of this Proxy Statement. If any proposal is submitted after that date, we are not required to include it in our Proxy Materials. Any proposal of a shareholder intended to be presented at the 2016 annual meeting of shareholders that is not required to be included in the Proxy Statement and form of proxy must be received by us for that meeting no later than August 15, 2016, 45 days before the anniversary of the date of this Proxy Statement. Proposals should be submitted to the following address:

Corporate Secretary

SunLink Health Systems, Inc.

900 Circle 75 Parkway, Suite 1120

Atlanta, Georgia 30339

A notice of a proposed item of business should include a description of, and the reasons for, bringing the proposed business to the meeting, any material interest of the shareholder in the business, and certain other information about the shareholder.

Under our Code of Regulations, and as SEC rules permit, shareholders must follow certain procedures to nominate a person for election as a director at an annual or special meeting. Under these procedures, shareholders must submit the proposed nominee by delivering a notice to the Secretary of the Company at our principal executive offices. Normally, we must receive notice of a shareholder’s intention to introduce a nomination at an annual meeting not less than 50 days nor more than 75 days before the next meeting. Assuming that our 2016 Annual Meeting of Shareholders is held on November 9, 2016, we must receive notice pertaining to the 2016 Annual Meeting no earlier than August 26, 2016 and no later than September 30, 2016. However, if we give less than 60 days notice or public announcement of the annual meeting date, we must receive the notice no later than the close of business ten (10) days after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

If we hold a special meeting to elect directors with less than 60 days notice, the effect of our Code of Regulations will be that we must receive a shareholder’s notice of intention to introduce a nomination no later than the close of business ten (10) days after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

A notice of a proposed nomination must include certain information about the shareholder and the nominee, as well as a written consent of the proposed nominee to serve if elected.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

WE HAVE MAILED, AND POSTED ON THE INTERNET, OUR 2015 ANNUAL REPORT TO SHAREHOLDERS IN CONNECTION WITH THIS PROXY SOLICITATION. IF YOU WOULD LIKE AN ADDITIONAL PHYSICAL COPY OF OUR 2015 FORM 10-K, EXCLUDING CERTAIN EXHIBITS, PLEASE CONTACT SUNLINK HEALTH SYSTEMS, INC., 900 CIRCLE 75 PARKWAY, SUITE 1120, ATLANTA, GEORGIA 30339.

OTHER MATTERS

Admission To Meeting

All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Seating, however, may be limited. Admission to the meeting will be on a first-come, first-served basis. Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date. Only shareholders as of the record date may attend the meeting. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices, cellular telephones, beepers and other electronic devices will not be permitted at the meeting.

Action On Other Matters At The Annual Meeting

At this time, we do not know of any other matters to be presented for action at the annual meeting other than those mentioned in the Notice of Annual Meeting of Shareholders and referred to in this Proxy Statement. If any other matter properly comes before the meeting, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

Shareholders are urged to vote their shares via telephone or the Internet or to date, sign and return promptly the enclosed proxy in the accompanying envelope, which requires no postage if mailed in the United States. Your cooperation is appreciated. Your proxy will be voted, with respect to the matters identified thereon, in accordance with any specifications set forth on the form of proxy.

SUNLINK HEALTH SYSTEMS, INC.

900 Circle 75 Parkway, Suite 1120

Atlanta, Georgia 30339

(770) 933-7000

NYSE MKT: SSY

www.sunlinkhealth.com

sunlink@sunlinkhealth.com

SUNLINK HEALTH SYSTEMS, INC. 900 CIRCLE 75 PARKWAY SUITE 1120 ATLANTA, GEORGIA 30339

PROXY VOTING INSTRUCTIONS

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or by telephone you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M96520-P69737 KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

SUNLINK HEALTH SYSTEMS, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following: Vote on Directors
1.	To elect three (3) directors to the Board of Directors to serve for a two-year term and until their successors are elected and qualified.	☐	☐	☐
	Nominees:				The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain
	01) Robert M. Thornton, Jr. 02) Dr. Steven J. Baileys 03) Gene E. Burleson				4. To Ratify the Appointment of Cherry Bekaert LLP as our Independent Registered Public Accounting Firm for Fiscal Year 2016.		☐	☐	☐

Vote on Proposals

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain	NOTE: TO TRANSACT SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.
2.	Advisory Vote on Executive Compensation (“Say-on-Pay” Vote).	☐	☐	☐

The Board of Directors recommends you vote 2 years on the following proposal:	1 Year	2 Years	3 Years	Abstain	THE BOARD OF DIRECTORS FAVORS A VOTE “FOR ALL” IN THE ELECTION OF DIRECTORS, AND A VOTE “FOR” EACH OF THE ABOVE PROPOSALS (AND “FOR” “2-YEARS” IN THE CASE OF PROPOSAL 3) AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.
3.	Advisory Vote on How Frequently Shareholders will be provided a “Say-on-Pay” Vote. ☐	☐	☐	☐

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

NOTE:    Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

M96521-P69737

P R O X Y

ANNUAL MEETING OF SHAREHOLDERS OF

SUNLINK HEALTH SYSTEMS, INC.

November 9, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2015 ANNUAL MEETING OF SHAREHOLDERS.

The undersigned hereby appoints Robert M. Thornton, Jr. and C. Michael Ford, and either of them, with power of substitution to each, the proxies of the undersigned to vote the common shares of the undersigned at the annual meeting of shareholders of SUNLINK HEALTH SYSTEMS, INC. to be held on November 9, 2015, at 10:00 a.m. at the Hyatt House Hotel, 3595 Cumberland Blvd. SE, Atlanta, GA 30339, and any adjournments or postponements thereof, as indicated on the reverse side of this proxy card with respect to the proposals set forth in the proxy statement, and in their discretion upon any matter that may properly come before the annual meeting or any adjournments or postponements thereof. The undersigned hereby revokes any previously submitted proxies.

(To be signed, dated and voted on reverse side.)